As filed with the Securities and Exchange Commission on November 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware	26-0354783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 West 57th Street

New York, New York 10019

(212)-790-0041

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey C. Blockinger

Chief Legal Officer

Och-Ziff Capital Management Group LLC

9 West 57th Street

New York, New York 10019

(212) 790-0041

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joseph A. Coco, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: (212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Class A Shares
Preferred Shares
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Purchase Units
Total

(1)	Any securities registered hereunder may be sold separately, together, or as units with other securities registered hereunder.
(2)	Not applicable pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Includes such indeterminate amounts of securities as may be issued upon conversion, exchange, exercise or settlement of any securities that provide for such issuance.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Class A Shares Representing Class A Limited Liability Company Interests

Preferred Shares Representing Limited Liability Company Interests

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering: (i) Class A Shares representing Class A limited liability company interests; (ii) preferred shares representing limited liability company interests; (iii) depositary shares representing preferred shares; (iv) warrants; (v) subscription rights; (vi) purchase contracts; or (vii) purchase units. These securities may be sold separately, together, or as units with other of these securities.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in our securities.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Investing in our securities involves risks. You should read the section entitled “Risk Factors” beginning on page 6 and the documents incorporated by reference into this prospectus before buying our securities.

Our Class A Shares are listed on the New York Stock Exchange under the trading symbol “OZM”. The last reported sale price of our Class A Shares on November 14, 2011 was $9.30 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2011.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or “Commission”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to an indeterminate total dollar amount. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell our securities, we will provide a prospectus supplement and may provide other offering materials containing specific information about the terms of that offering. The prospectus supplement may add, change or update information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information contained in any prospectus supplement, you should rely on the information in the prospectus supplement. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file documents with the SEC that contain information about us and the business conducted by us. Before you decide to invest in any of our securities, you should read carefully this prospectus, any accompanying prospectus supplement (including all documents incorporated by reference therein), and the information that we file with the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate only as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, references to “Och-Ziff,” “our Company,” “the Company,” “we,” “us” or “our” refer, unless context requires otherwise, to Och-Ziff Capital Management Group LLC, a Delaware limited liability company, and its consolidated subsidiaries, including the Och-Ziff Operating Group. References to the “Och-Ziff Operating Group” refer, collectively, to OZ Management LP, a Delaware limited partnership, which we refer to as “OZ Management,” OZ Advisors LP, a Delaware limited partnership, which we refer to as “OZ Advisors I” and OZ Advisors II LP, a Delaware limited partnership, which we refer to as “OZ Advisors II,” and their consolidated subsidiaries. References to our “intermediate holding companies” refer, collectively, to Och-Ziff Holding Corporation, a Delaware corporation, which we refer to as “Och-Ziff Corp,” and Och-Ziff Holding LLC, a Delaware limited liability company, which we refer to as “Och-Ziff Holding,” both of which are wholly-owned subsidiaries of Och-Ziff Capital Management Group LLC. References to our “partners” refer to the current limited partners of the Och-Ziff Operating Group entities other than the Ziffs (defined below) and our intermediate holding companies, including our founder, Mr. Daniel S. Och, except where the context requires otherwise. References to the ownership of our partners include the ownership of current and future personal planning entities of such partners and their immediate family members. References to the “Ziffs” refer collectively to Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons. References to “Class A Shares” refer to our Class A Shares, representing Class A limited liability company interests of Och-Ziff Capital Management Group LLC, which are publicly traded and listed on the New York Stock Exchange, which we may refer to as the “NYSE.” References to “Class B Shares” refer to Class B Shares of Och-Ziff Capital Management Group LLC, which are not publicly traded, are currently held solely by our partners and have no economic rights but entitle the holders thereof to one vote per share together with the holders of our Class A Shares. References to “Shares” refer to our Class A Shares and Class B Shares, collectively. References to our “Shareholders” refer to holders of our Class A Shares and Class B Shares, collectively. The terms “Och-Ziff Operating Group A Units,” “Och-Ziff Operating Group B Units” and “Och-Ziff Operating Group D Units” refer to the aggregate of interests consisting of one Class A, Class B or Class D, as applicable, common unit in each Och-Ziff Operating Group entity, and “Och-Ziff Operating Group Unit” or “Unit” refers generally to the aggregate of interests consisting of one common unit of any or all of the Class A, Class B or Class D common units in each Och-Ziff Operating Group entity. References to “preferred shares”

refer to one or more series of preferred shares that may be established in the future by our board of directors (our “Board” or “Board of Directors”). References to “Operating Agreement” refer to our Second Amended and Restated Limited Liability Company Agreement dated as of November 13, 2007. We may refer to our initial public offering of 36.0 million Class A Shares that occurred in November 2007 using the reference “IPO.” References to the “2007 Offerings” refer collectively to our IPO and the concurrent private offering of approximately 38.1 million Class A Shares to DIC Sahir Limited, a wholly-owned subsidiary of Dubai International Capital LLC. References to “DIC” refer to Dubai International Capital LLC and its affiliates. References to “our funds” or “Och-Ziff funds” refer to the hedge funds and other alternative investment vehicles for which we provide asset management services.

No statements herein, available on our website or in any of the materials we file with the SEC constitute or should be viewed as constituting an offer of any Och-Ziff fund.

WHERE YOU CAN FIND MORE INFORMATION

Och-Ziff Capital Management Group LLC files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC. We make available free of charge on our website at www.ozcap.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and any amendments to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The other information on, or accessible through, our website is not part of this prospectus or any prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

Any materials we file with the SEC are also publicly available through the SEC’s website at www.sec.gov or may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC, 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement automatically will be deemed to update and, where applicable, supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 28, 2011;

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portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2011, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 28, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 3, 2011, August 2, 2011 and November 2, 2011, respectively;

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our Current Reports on Form 8-K, filed with the SEC on February 10, 2011, May 3, 2011, August 2, 2011 and November 2, 2011 (but not including Item 2.02 and Exhibit 99.1 of such filings, which were furnished under applicable SEC rules rather than filed) and on May 12, 2011 and June 24, 2011; and

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the description of our Class A Shares contained in our registration statement on Form 8-A, filed with the SEC on November 6, 2007, and any amendment or report filed thereafter for the purpose of updating such information.

We also incorporate by reference future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Och-Ziff Capital Management Group LLC

Attn: Office of the Secretary

9 West 57th Street

New York, New York 10019

(212) 790-0041

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplements and the documents incorporated by reference may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Exchange Act, that reflect our current views with respect to, among other things, future events and financial performance. We generally identify forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words. Any forward-looking statements contained herein are based upon historical information and on our current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the hedge fund industry; our ability to successfully compete for fund investors, assets, professional talent and investment opportunities; our ability to retain our partners, managing directors and investment professionals; our successful formulation and execution of our business and growth strategies; our ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to our business; as well as assumptions relating to our operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if our assumptions or estimates prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in this prospectus, any prospectus supplements and the documents incorporated by reference, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011, including the factors described in “Item 1A. Risk Factors.” Other risks may be described from time to time in our filings made under the securities laws, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this document are made only as of the date of this document. We do not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Och-Ziff Capital Management Group LLC

Founded in 1994 by Daniel S. Och, we are one of the largest institutional alternative asset managers in the world, with approximately $28.9 billion in assets under management as of November 1, 2011. Our funds seek to generate consistent, positive, risk-adjusted returns across market cycles with low volatility compared to the equity markets. We have always limited our use of leverage to generate investment performance and we emphasize preservation of capital. We serve the investment needs of a diversified institutional investor base, providing asset management services through our funds, which pursue a broad range of global investment opportunities.

We have always focused on establishing long-term relationships with a global base of institutional investors, which today includes many of the largest, most sophisticated investors in the world. These include pension funds, fund-of-funds, foundations and endowments, corporations, private banks and family offices.

Our investors value our funds’ consistent performance history, our global investing expertise, our diverse investment strategies and our strong focus on risk management and a robust operational infrastructure. Our funds make investments in many regions around the world with a breadth we believe is offered by few alternative asset management firms.

Our assets under management are generally invested on a multi-strategy basis, across multiple geographies, although certain funds are focused on specific sectors, strategies or geographies. Our primary investment strategies are: convertible and derivative arbitrage, credit, long/short equity special situations, merger arbitrage, private investments and structured credit.

We have built an experienced investment management team around the world. As of September 30, 2011, we had 431 employees worldwide, including 136 investment professionals and 18 partners, working from our headquarters in New York City and offices in London, Hong Kong, Mumbai and Beijing. Our London office houses our European investment team and our Hong Kong office houses the majority of our Asian investment team.

We conduct substantially all of our operations through our one reportable segment, the Och-Ziff Funds segment, which provides asset management services to our funds. Our other operations are currently comprised of our real estate business, which manages and provides asset management services to our real estate funds, and investments in new businesses established to expand our private investment platforms.

Our primary sources of revenues are management fees, which are based on the amount of our assets under management, and incentive income, which is based on the investment performance of our funds. Accordingly, for any given period, our revenues will be driven by the combination of assets under management and the investment performance of our funds.

On November 19, 2007, we completed our initial public offering of 36.0 million Class A Shares and a private offering of approximately 38.1 million Class A Shares to DIC. The 2007 Offerings provided us with the added capital to pursue growth opportunities and strengthened our brand visibility globally.

RISK FACTORS

Investing in our securities involves risks. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2010, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” on page 3 of this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include repayment of debt, capital expenditures, working capital and acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

CERTAIN AGREEMENTS OF OCH-ZIFF AND THE OCH-ZIFF OPERATING GROUP ENTITIES

We have entered into a number of agreements, each of which is described below, which will impact your rights as a securityholder.

Och-Ziff Capital Management Group LLC Limited Liability Company Agreement

Your Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a Class A Share, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our Operating Agreement. Pursuant to our Operating Agreement, each Shareholder and each person who acquires a Class A Share from a Shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants to certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our Operating Agreement.

Organization and Duration; Purpose

We are a limited liability company formed under Delaware law and operate in accordance with our Operating Agreement. Under the Operating Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the Operating Agreement relating to such business activity; provided, however, that, except if our Board of Directors determines that it is no longer in our best interests, our management shall not cause us to engage, directly or indirectly, in any business activity that our Board of Directors determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Duties of Officers and Directors; Limitations on Liability and Indemnification

Our Operating Agreement provides that our business and affairs are managed under the direction of our Board of Directors, which has the power to appoint our officers. Our Operating Agreement further provides that the authority and function of our Board of Directors and officers is identical to the authority and functions of a Board of Directors and officers of a corporation organized under the Delaware General Corporation Law (“DGCL”) except as expressly modified by the terms of the Operating Agreement. Finally, our Operating Agreement provides the following with respect to the fiduciary duties and obligations owed to us and to our members, which differ from the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively:

Our Operating Agreement does not expressly modify the duties and obligations owed by officers and directors under the DGCL. However, there are certain provisions in our Operating Agreement regarding exculpation and indemnification of our officers and directors that differ from the DGCL. First, our Operating Agreement provides that to the fullest extent permitted by applicable law our directors or officers will not be liable to us other than in instances of fraud, gross negligence and willful misconduct. Accordingly, unless our officers and directors commit acts of fraud, gross negligence or willful misconduct, our Shareholders may not have remedies available against such individuals under applicable law. Under the DGCL, in contrast, a director or officer would be liable to us for: (i) breach of duty of loyalty to us or our Shareholders; (ii) intentional misconduct or knowing violations of the law that are not done in good faith; (iii) improper redemption of stock or declaration of a dividend; or (iv) a transaction from which the director derived an improper personal benefit.

Second, our Operating Agreement provides that we will indemnify our directors and officers for acts or omissions to the fullest extent permitted by law other than in instances of fraud, gross negligence and willful misconduct, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the Operating Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been one of our directors or officers. Under the DGCL, in contrast, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he reasonably believed to be in the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his conduct was unlawful.

Third, our Operating Agreement provides that in the event a potential conflict of interest exists or arises between any of our partners, our officers, our directors or their respective affiliates, on the one hand, and us, any of our subsidiaries or any of our Shareholders, on the other hand, a resolution or course of action by our Board of Directors shall be deemed approved by all of our Shareholders, and shall not constitute a breach of the fiduciary duties of members of the Board to us or our Shareholders, if such resolution or course of action is: (i) approved by our Nominating, Corporate Governance and Conflicts Committee, which is composed of independent directors; (ii) approved by Shareholders holding a majority of our shares that are disinterested parties; (iii) on terms no less favorable than those generally provided to or available from unrelated third parties; or (iv) fair and reasonable to us. Accordingly, if such a resolution or course of action is approved by our Nominating, Corporate Governance and Conflicts Committee or otherwise meets one or more of the above criteria, you will not be able to successfully assert a claim that such resolution or course of action constituted a breach of fiduciary duties owed to you by our officers, directors and their respective affiliates. Under the DGCL, in contrast, a corporation is not permitted to automatically exempt board members from claims of breach of fiduciary duty under such circumstances.

In addition, our Operating Agreement provides that all conflicts of interest described in our initial public offering prospectus are deemed to have been specifically approved by all of our Shareholders.

Our Operating Agreement does not limit our liability under the U.S. federal securities laws.

Election and Removal of Members of Our Board of Directors

Our Board of Directors consists of seven directors as of the date of this prospectus. Our Board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term, and the election of the classes is staggered such that only one class of directors is elected each year. The current terms of the Class I, Class II and Class III directors will expire in 2014, 2012 and 2013, respectively. Any director or the entire Board of Directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding Class A Shares and Class B Shares then entitled to vote at an election of directors. Any vacancy on the Board of Directors, including any vacancy caused by any such removal, will be filled by a vote of the majority of directors then in office, subject to the terms of our Shareholders’ agreement pursuant to which our Class B Shareholder Committee has certain rights to designate nominees for election to our Board of Directors and fill vacancies of such designees. See “—Class B Shareholders Agreement—Board Representation” for a discussion of our obligations under the Shareholders’ agreement to nominate directors designated by the Class B Shareholder Committee.

Expansion of Board of Directors

Our Operating Agreement provides that we may not expand the size of our Board of Directors without the approval of the Class B Shareholder Committee.

Investments by Our Intermediate Holding Companies

Our Operating Agreement provides that we may not allow Och-Ziff Corp, Och-Ziff Holding, or any future intermediate holding company to make any investment, directly or indirectly, without the unanimous approval of all holders of Class B Shares when such Class B Shareholders would be required to contribute funds in order for such Shareholders to maintain their respective ownership percentages in such entity.

Limited Liability

The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Amendment of Our Operating Agreement

Amendments to our Operating Agreement may be proposed only by or with the consent of our Board of Directors. To adopt a proposed amendment, our Board of Directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our Shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total combined voting power of our outstanding Class A Shares and Class B Shares and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series.

Prohibited Amendments. No amendment may be made that would:

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adversely affect the rights or preferences of any shares in a manner that is disproportionate to all other outstanding shares of the same class or series, without the consent of each Shareholder holding any such disproportionately affected shares;

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provide that we are not dissolved upon an election to dissolve our Company by our Board of Directors that is approved by holders of a majority of the total combined voting power of our outstanding Class A Shares and Class B Shares;

•	change the term of existence of our Company; or

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give any person the right to dissolve our Company other than our Board of Directors’ right to dissolve our Company with the approval of holders of a majority of the total combined voting power of our outstanding Class A Shares and Class B Shares.

The provision of our Operating Agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the total combined voting power of our outstanding Class A Shares and Class B Shares, voting together as a single class.

No Shareholder Approval. Our Board of Directors may generally make amendments to our Operating Agreement without the approval of any Shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of Shareholders in accordance with our Operating Agreement;

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the merger of our Company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

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a change that our Board of Directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state or to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes other than as we specifically so designate;

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an amendment that our Board of Directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our Board of Directors, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment or issuance that our Board of Directors determines to be necessary or appropriate for the authorization of additional securities;

•	any amendment expressly permitted in our Operating Agreement to be made by our Board of Directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our Operating Agreement;

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any amendment that our Board of Directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our Operating Agreement;

•	a change in our fiscal year or taxable year and related changes; and

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our Board of Directors may make amendments to our Operating Agreement without the approval of any Shareholder or assignee if our Board of Directors determines that those amendments:

•	do not adversely affect the Shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our Board of Directors deems to be in the best interests of us and our Shareholders;

•	are necessary or appropriate for any action taken by our Board of Directors relating to splits or combinations of shares under the provisions of our Operating Agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our Operating Agreement or are otherwise contemplated by our Operating Agreement.

Merger, Sale or Other Disposition of Assets

Our Board of Directors is generally prohibited, without the prior approval of holders of a majority of the total combined voting power of all of our outstanding Class A Shares and Class B Shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our Board of Directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any Shareholder. Our Board of Directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

If the conditions specified in our Operating Agreement are satisfied, our Board of Directors may merge our Company or any of its subsidiaries into, or convey all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, in each case without any approval of our Shareholders. The Shareholders are not entitled to dissenters’ rights of appraisal under the Operating Agreement or applicable Delaware law in the event of a merger or consolidation, a sale of all or substantially all of our assets or any other similar transaction or event.

Grantor Trust

In the future, our Board of Directors may consider implementing a reorganization without the consent of Shareholders whereby a Delaware statutory trust (the “Trust”) would hold all of our outstanding Class A Shares and each holder of Class A Shares would receive common shares of the Trust in exchange for its shares. Our Board of Directors will have the power to decide, in its sole discretion, to implement such a trust structure. The Trust would be treated as a grantor trust for U.S. federal income tax purposes. As such, for U.S. federal income tax purposes, each investor would be treated as the beneficial owner of a pro rata portion of the shares held by the Trust and Shareholders would receive annual tax information relating to their investment on IRS Forms 1099 (or substantially similar forms as required by law), rather than on IRS Schedules K-1. Our Board will not implement such a trust structure if, in its sole discretion, the reorganization would be taxable or otherwise alter the benefits or burdens of ownership of the Class A Shares, including, without limitation, a Shareholder’s allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. Our Board of Directors will also be required to implement the reorganization in such a manner that does not have a material effect on the voting and economic rights of Class A Shares and Class B Shares.

The IRS could challenge the Trust’s manner of reporting to investors (for example, if the IRS asserts that the Trust constitutes a partnership or is ignored for U.S. federal income tax purposes). In addition, the Trust could be subject to penalties if it were determined that the Trust did not satisfy applicable reporting requirements.

Termination and Dissolution

We will continue as a limited liability company until terminated under our Operating Agreement. We will dissolve upon: (i) the election of our Board of Directors to dissolve us, if approved by holders of a majority of the total combined voting power of all of our outstanding Class A Shares and Class B Shares; (ii) the sale, exchange or other disposition (which shall not include merger, consolidation or other similar transaction) of all or substantially all of our assets and those of our subsidiaries; (iii) the entry of a decree of judicial dissolution of our Company; or (iv) at any time that we no longer have any Shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Election to be Treated as a Corporation

If the Board of Directors determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat us as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

In the event that the Board of Directors determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for federal (and applicable state) income tax purposes, the Company and each Shareholder shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting and tax purposes, our fiscal year end is December 31. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) as promptly as possible, which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information by us may be subject to delay as a result of the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, our Shareholders will need to apply for extensions of time to file their tax returns.

Anti-Takeover Effects

The following is a summary of certain provisions of our Operating Agreement that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a Shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the interests held by Shareholders.

Authorized but Unissued Shares

Our Operating Agreement authorizes us to issue one billion Class A Shares and 250 million preferred shares (and other securities) for the consideration and on the terms and conditions established by our Board of Directors without the approval of any holders of our shares. However, the listing requirements of the NYSE, which apply so long as the Class A Shares remain listed on the NYSE, require approval by Shareholders of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of Class A Shares. These additional Class A Shares or equity securities may be utilized for a variety of purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. Our ability to issue additional Class A Shares and other equity securities could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

As a limited liability company organized under Delaware law, some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Section 203 of the DGCL, which restricts certain business combinations with interested stockholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Och-Ziff has not elected to have Section 203 of the DGCL apply to it. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Operating Agreement

Certain provisions of our Operating Agreement may make a change in control of our Company more difficult to effect. Our Operating Agreement provides for a staggered Board of Directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors is elected by our Shareholders. The current terms of the Class I, Class II, and Class III directors will expire in 2014, 2012 and 2013, respectively. We believe that classification of our Board of Directors helps to assure the continuity and stability of our business strategies and policies as determined by our Board of Directors. Additionally, there is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding Class A Shares and Class B Shares can elect all of the directors then standing for election currently, and the holders of the Class A Shares will not be able to independently elect any directors. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of Shareholders, instead of one, generally will be required to effect a change in a majority of our Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our Shareholders. In addition, our Operating Agreement provides that directors may be removed with or without cause by holders of a majority of the total voting power of our outstanding Class A Shares and Class B Shares then entitled to vote at an election of directors.

Our Operating Agreement also provides that our Shareholders (with the exception of our partners if they collectively own shares representing at least 50% of the total combined voting power of all of our Class A Shares and Class B Shares) are specifically denied the ability to call a special meeting of the Shareholders. Advance notice must be provided by our Shareholders to nominate persons for election to our Board of Directors as well as to propose actions to be taken at an annual meeting.

Interests in Our Operating Group

The Och-Ziff Operating Group consists of the entities owned by our partners and the Ziffs immediately prior to our initial public offering. Each such entity has an identical number of limited partner interests outstanding, which consist of Class A common units, Class B common units, Class C non-equity interests in the Och-Ziff Operating Group (“Class C Non-Equity Interests”) and Class D common units, all as described below under “—Limited Partnership Agreements of the Och-Ziff Operating Group Entities.”

Relationship with Och-Ziff Operating Group Entities

Under our Operating Agreement, we must receive the consent of the Class B Shareholder Committee, the sole member of which is currently Mr. Och, before we or our subsidiaries, as applicable, engage in any of the following actions:

•

we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) directly or indirectly enter into or conduct any business or hold any assets other than: (i) business conducted and assets held by the Och-Ziff Operating Group and its subsidiaries; (ii) ownership, acquisition and disposition of equity interests in our subsidiaries; (iii) the management of the business of the Och-Ziff Operating Group; (iv) make loans and incurring indebtedness that is otherwise not prohibited under our Operating Agreement; (v) the offering, sale, syndication, private placement or public offering of securities or other interests in compliance with our Operating Agreement; (vi) any financing or refinancing related to the Och-Ziff Operating Group and its subsidiaries; (vii) any activity or transaction contemplated by the Class B Shareholders Agreement, the Tax Receivable Agreement, the Exchange Agreement or any registration rights agreements entered into prior to our initial public offering; and (viii) any activities incidental to the foregoing;

•

we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) incur or guarantee any indebtedness other than that incurred in connection with an exchange under the Exchange Agreement and indebtedness to the Company or any of its subsidiaries;

•

we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) own any assets other than permitted equity interests, permitted indebtedness, and such cash and cash equivalents as the Board of Directors deems reasonably necessary for us and our subsidiaries to carry out our respective responsibilities contemplated under our Operating Agreement;

•

we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) dispose of any interest in Och-Ziff Corp, Och-Ziff Holding or the Och-Ziff Operating Group, or own any interest in any person other than the Och-Ziff Operating Group entities or a wholly-owned subsidiary that directly or indirectly owns an interest in the Och-Ziff Operating Group entities;

•

we issue equity securities, unless the proceeds of the issuance are contributed to the Och-Ziff Operating Group entities in exchange for equity securities of the Och-Ziff Operating Group entities with preferences, rights, terms and provisions that are substantially the same as those of such equity securities issued by us and equal in number to the number of such equity securities issued by us;

•

we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) contribute cash or other assets to the Och-Ziff Operating Group entities other than proceeds from the issuance of equity securities;

•

we effect or permit any share split, subdivision, reverse share split, combination, pro rata distribution or any other recapitalization or reclassification of the Class A or Class B Shares of the Company or any Och-Ziff Operating Group Units, unless similar transactions are effected concurrently such that: (i) the ratio of outstanding Class A Shares to outstanding Och-Ziff Operating Group B Units owned by the intermediate holding companies is maintained; and (ii) all Och-Ziff Operating Group entities have the same number of units outstanding;

•

we or any of our subsidiaries (other than the Och-Ziff Operating Group and its subsidiaries) make any capital contribution to any Och-Ziff Operating Group entity unless a capital contribution is concurrently made to all of the Och-Ziff Operating Group entities and the values of the capital contributions to all Och-Ziff Operating Group entities are proportional to their relative equity values at the time;

•

we permit any Och-Ziff Operating Group entity to issue any equity securities to the Company or any of its subsidiaries unless each other Och-Ziff Operating Group entity concurrently issues equity securities that are equal in number to and have substantially the same provisions as the equity securities issued by such Och-Ziff Operating Group entity;

•	we cause any Och-Ziff Operating Group entity to establish record dates for distribution payments unless they coincide with the record dates for distribution payments paid by the Company;

•

we or any of our subsidiaries prevent any Och-Ziff Operating Group A Units from being converted into an equal number of Och-Ziff Operating Group B Units by the Och-Ziff Operating Group entities if, as a result of an exchange pursuant to the Exchange Agreement, we or our subsidiaries acquire any Och-Ziff Operating Group A Units issued by the Och-Ziff Operating Group entities, unless otherwise determined or cancelled; and

•

we permit the repurchase or redemption of any equity securities from us or any of our subsidiaries (excluding the Och-Ziff Operating Group and their subsidiaries) except pursuant to our Operating Agreement.

Class B Shareholders Agreement

We have entered into an agreement (the “Class B Shareholders Agreement”) with our partners, in their capacity as the holders of our Class B Shares, which provided for the establishment of a Class B Shareholder Committee. So long as our partners continue to own more than 40% of the total combined voting power of the Company, whether through ownership of our Class A Shares, Class B Shares or any other voting securities that we may issue in the future, the Class B Shareholder Committee has approval rights with respect to certain actions of the Board. Furthermore, so long as any Class B Shares remain outstanding, the Class B Shareholder Committee has the power and authority to exercise the rights granted to them under our Operating Agreement. The Class B Shareholder Committee currently has the right to designate five of the seven nominees for election to the Board, with such number of nominees decreasing as our partners’ ownership interest in our business decreases, as discussed below. In addition, under the Class B Shareholders Agreement, each partner holding Class B Shares has granted to the Class B Shareholder Committee an irrevocable proxy to vote all of such partner’s Class B Shares as determined by such Committee in its sole discretion.

Class B Shareholder Committee; Proxy and Approval Rights

Class B Shareholder Committee. The Class B Shareholder Committee currently consists solely of Daniel S. Och until his withdrawal, death or disability. Upon Mr. Och’s withdrawal, death or disability, the Partner Management Committee shall act by majority vote to reconstitute the Class B Shareholder Committee either by: (i) appointing another partner to serve as the sole member of the Committee; or (ii) appointing all of the members of the Partner Management Committee as the members of the Class B Shareholder Committee, in which event, the members will act by majority vote. Upon a reconstitution as provided by clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the sole member’s withdrawal, death, disability or removal by a majority vote of the Partner Management Committee. Upon a reconstitution as provided by clause (ii) above, the Class B Shareholder Committee shall thereafter be comprised of the members who from time to time constitute the Partner Management Committee.

Proxy. Pursuant to the Class B Shareholders Agreement, each of our partners holding Class B Shares has granted to Mr. Och, as the current sole member of the Class B Shareholder Committee, an irrevocable proxy to vote all of the Class B Shares held by such partner in such manner as Mr. Och shall determine, in his sole and absolute discretion, on any matter submitted to a vote of the holders of the Class B Shares. This proxy will survive until the later of: (i) Mr. Och’s withdrawal, death or disability; or (ii) such time as our partners no longer hold at least 40% of the total combined voting power of the Company. Accordingly, while Mr. Och remains the sole member of the Class B Shareholder Committee, he will have control over significant matters submitted to a vote of our Shareholders so long as the Class B Shares continue to represent 40% of the total combined voting power of the Company due to the approval rights discussed below.

Approval Rights. The Class B Shareholders Agreement provides that, so long as our partners and their permitted transferees collectively own securities representing more than 40% of the total combined voting power of all of our outstanding Shares, the Board shall not authorize, approve or ratify any action described below without the prior written approval of the Class B Shareholder Committee:

•

any incurrence of indebtedness, other than inter-company indebtedness, in one transaction or a series of related transactions, by us or any of our subsidiaries or controlled affiliates in an amount in excess of approximately 10% of the then existing long-term indebtedness of us and our subsidiaries;

•

any issuance by us or any of our subsidiaries or controlled affiliates, in any transaction or series of related transactions, of equity or equity-related shares which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 10% of the total combined voting power of all our outstanding Shares other than: (i) pursuant to transactions solely among us and our wholly-owned subsidiaries; (ii) upon issuances of securities pursuant to the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan (the “Plan”); (iii) upon the exchange of Och-Ziff Operating Group A Units for Class A Shares pursuant to the Exchange Agreement; or (iv) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of, or issued in compliance with, the Class B Shareholders Agreement;

•

any equity or debt commitment or investment or series of related equity or debt commitments or investments by us or any of our subsidiaries or controlled affiliates in an unaffiliated entity or related group of entities in an amount greater than $250 million;

•	any entry by us, any subsidiary or controlled affiliate into a new line of business that does not involve investment management and that requires a principal investment in excess of $100 million;

•	the adoption of a shareholder rights plan;

•	any appointment or removal of a chief executive officer or co-chief executive officer of the Company; or

•	the termination without cause of the employment of an executive officer of the Company or the active involvement of a partner with us or any of our subsidiaries or controlled affiliates.

In addition, our Operating Agreement requires that we obtain the consent of the Class B Shareholder Committee for specified actions relating to our legal structure so long as any Class B Shares remain outstanding. Generally, our structure is intended to ensure that we maintain exchangeability of Class A Shares and Och-Ziff Operating Group A Units on a one-for-one basis.

Board Representation

The Class B Shareholders Agreement requires that we take all reasonably necessary action to effect the following, so long as our partners and their permitted transferees beneficially own:

•	Shares representing more than 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate five individuals designated by the Class B Shareholder Committee;

•

Shares representing 40% or more and less than or equal to 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate three individuals designated by the Class B Shareholder Committee;

•

Shares representing 25% or more and less than 40% of the total combined voting power of our outstanding Shares, then the Board shall nominate two individuals designated by the Class B Shareholder Committee;

•

Shares representing 10% or more and less than 25% of the total combined voting power of our outstanding Shares, then the Board shall nominate one individual designated by the Class B Shareholder Committee; and

•

when our partners beneficially own less than 10% of the total combined voting power of our outstanding Shares, then the Board has no obligation to nominate any individual designated by the Class B Shareholder Committee.

In the event that any designee of the Class B Shareholder Committee shall for any reason cease to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by an individual designated by the Class B Shareholder Committee. The Operating Agreement provides that the size of the Board may not be expanded beyond seven members without the approval of the Class B Shareholder Committee.

Exchange Agreement

All of our partners and the Ziffs are parties to an exchange agreement with Och-Ziff, our intermediate holding companies and each of the Och-Ziff Operating Group entities (the “Exchange Agreement”), under which each partner and the Ziffs are entitled to exchange any Och-Ziff Operating Group A Units they hold for our Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Such exchanges generally may be made as and when approved by the Chairman of the Exchange Committee for the five year period following our November 2007 initial public offering and quarterly thereafter. The Exchange Committee consists of the members of the Partner Management Committee, with Mr. Och currently acting as Chairman. As Chairman, Mr. Och has the sole and exclusive right to take any action on behalf of the Exchange Committee. In the absence of a Chairman, the full Exchange Committee may act by majority vote.

Under the Exchange Agreement, each Och-Ziff Operating Group A Unit surrendered for exchange must simultaneously be exchanged for one Class A Share (or a cash equivalent, if so determined in the sole discretion of the Board). Upon any exchange of Och-Ziff Operating Group A Units, the exchanging person’s corresponding Class B Shares will be automatically cancelled and our interest in the Och-Ziff Operating Group, through our ownership of Och-Ziff Operating Group B Units (which are not exchangeable for any securities), will correspondingly increase. See “—Limited Partnership Agreements of the Och-Ziff Operating Group Entities—Issuance of Equity Securities by Och-Ziff” below. If and when an Och-Ziff Operating Group A Unit is exchanged for a Class A Share and any corresponding Class B Share is cancelled, then-existing Class A Shareholders will be diluted with respect to their ownership of the Class A Shares; however, the relative equity ownership positions of the exchanging person and the existing holders of Class A Shares will not be altered. In addition, other than with respect to an exchange by the Ziffs, who do not hold any Class B Shares, in any exchange of Och-Ziff Operating Group A Units for Class A Shares, there will be no effect on the number of voting Shares outstanding because, as noted above, a Class B Share is cancelled for each Class A Share issued upon an exchange of an Och-Ziff Operating Group A Unit.

Following the first anniversary of our initial public offering, the Ziffs generally are entitled under the Exchange Agreement to exchange in any given fiscal quarter their vested Och-Ziff Operating Group A Units for Class A Shares in an amount equal to up to the lesser of: (i) 3.3% of the total issued and outstanding Class A Shares at the time of such exchange; or (ii) 5% of the Class A Shares that would have been held by them had they converted all of their Och-Ziff Operating Group A Units into Class A Shares immediately prior to the completion of our initial public offering. They are also entitled to participate in any exchange initiated by us, subject to certain limitations. As of September 30, 2011, the Ziffs have exchanged 6,542,489 Och-Ziff Operating Group A Units for 6,542,489 Class A Shares pursuant to and in accordance with the Exchange Agreement.

Upon the exchange of an Och-Ziff Operating Group A Unit for a Class A Share, the exchanging partner will receive a right to any payments owed to it under the Tax Receivable Agreement as a result of such exchange. See “Tax Receivable Agreement” below.

Registration Rights Agreements

We entered into a registration rights agreement with our partners and the Ziffs (collectively, the “Covered Persons”) pursuant to which we granted them certain demand and “piggyback” registration rights with respect to the Class A Shares held by them at any time (the “Registration Rights Agreement”). In addition to certain demand rights and piggyback registration rights, we are required to file a shelf registration statement on or prior to the fifth anniversary of our initial public offering covering the resale of all Class A Shares held by the Covered Persons that are issuable upon exchange of their Och-Ziff Operating Group A Units. As of September 30, 2011, the Covered Persons hold 298,871,515 Och-Ziff Operating Group A Units that are exchangeable for Class A Shares. We may also, in our sole discretion, elect to register the issuance of Class A Shares upon exchange of Och-Ziff Operating Group A Units for Class A Shares by the Covered Persons. The Registration Rights Agreement provides for a “Demand Committee,” which consists of the members of the Partner Management

Committee. The members of the Demand Committee are Daniel S. Och, Joel M. Frank, David Windreich, Michael L. Cohen, Zoltan Varga, Harold A. Kelly and James Keith Brown. Mr. Och, in his capacity as Chairman of the Partner Management Committee, currently is the Chairman of the Demand Committee. The Chairman of the Demand Committee (or, in the event there is no Chairman, the full Committee acting by majority vote) has the right to request prior to the fifth anniversary of our initial public offering that we register the sale of Class A Shares held by the Covered Persons an unlimited number of times and may require us to make available shelf registration statements permitting resales of Class A Shares into the market from time to time over an extended period. In addition, the Chairman of the Demand Committee (or, in the event there is no Chairman, the full Committee acting by majority vote) will have the ability to exercise certain piggyback registration rights in respect of Class A Shares held by the Covered Persons in connection with registered offerings requested by other registration rights holders or initiated by us.

We agreed to indemnify each Covered Person against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell Class A Shares, unless such liability arose from such partner’s misstatement or omission, and each Covered Person, to the extent it has Class A Shares included in any registration statement or prospectus, has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the Registration Rights Agreement, and the Covered Persons will pay their respective portions of all underwriting discounts and commissions relating to the sale of their Shares under the Registration Rights Agreement.

We also entered into a registration rights agreement with DIC pursuant to which DIC has certain “piggyback” registration rights (“DIC Registration Rights Agreement”). The DIC’s registration rights generally are triggered at any time we file a registration statement pursuant to the Registration Rights Agreement that we entered into with our partners and the Ziffs. We agreed to indemnify DIC and certain of its affiliates against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell Class A Shares, unless such liability arose from their own misstatement or omission, and DIC, to the extent it has Class A Shares included in any registration statement or prospectus, has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the DIC Registration Rights Agreement.

Tax Receivable Agreement

We have made, and may in the future be required to make, payments under the Tax Receivable Agreement that we entered into with our partners and the Ziffs. The purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our partners and the Ziffs with proceeds from the 2007 Offerings, and subsequent taxable exchanges by our partners and the Ziffs of Och-Ziff Operating Group A Units for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent), resulted, and, in the case of future exchanges, are anticipated to result, in an increase in the tax basis of the assets of the Och-Ziff Operating Group that would not otherwise have been available. We anticipate that any such tax basis adjustment resulting from an exchange will be allocated principally to certain intangible assets of the Och-Ziff Operating Group, and we will derive our tax benefits principally through amortization of these intangibles over a 15-year period. Consequently, these tax basis adjustments will increase, for tax purposes, our depreciation and amortization expenses and will therefore reduce the amount of tax that Och-Ziff Corp and any other future intermediate corporate taxpaying entities that acquire Och-Ziff Operating Group B Units in connection with an exchange, if any, would otherwise be required to pay in the future. Accordingly, pursuant to the Tax Receivable Agreement, such corporate taxpaying entities (including Och-Ziff Capital Management Group LLC if it is treated as a corporate taxpayer) have agreed to pay our partners and the Ziffs 85% of the amount of cash savings, if any, in federal, state and local income tax in the United States that these entities actually realize related to their units as a result of such increases in tax basis. In connection with the departure of certain former partners, the right to receive payments under the Tax Receivable Agreement by such partners was contributed to the Och-Ziff Operating Group. As a result, we expect to pay to our remaining partners and the Ziffs approximately 77% (from 85% at the time of the 2007 Offerings) of the overall cash savings, if any, in federal, state and local income tax in the United States that we actually realize as a result of such increases in tax basis. To the extent that we do not realize any cash savings in federal, state and local income tax in the United States, we would not be required to make corresponding payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement are anticipated to increase the tax basis adjustment of intangible assets resulting from a prior exchange, with such increase being amortized over the remainder of the amortization period applicable to the original basis adjustment of such intangible assets resulting from such prior exchange. It is anticipated that this will result in increasing annual amortization deductions in the taxable years of and after such increases to the original basis adjustments, and potentially will give rise to increasing tax savings with respect to such years and correspondingly increasing payments under the Tax Receivable Agreement.

As of September 30, 2011, assuming no material changes in the relevant tax law and that we generate sufficient taxable income to realize the full tax benefit of the increased amortization resulting from the increase in tax basis of our assets, we expect to pay our partners and the Ziffs approximately $773.4 million over the next 15 years as a result of the cash savings to our intermediate holding companies from the purchase of Och-Ziff Operating Group B Units from our partners and the Ziffs with proceeds from the 2007 Offerings and the exchange of Och-Ziff Operating Group A Units for Class A Shares. Future cash savings and related payments to our partners under the Tax Receivable Agreement in respect of subsequent exchanges would be in addition to these amounts. The obligation to make payments under the Tax Receivable Agreement is an obligation of the intermediate corporate taxpaying entities and not of the Och-Ziff Operating Group entities. We may need to incur debt to finance payments under the Tax Receivable Agreement to the extent the entities within the Och-Ziff Operating Group do not distribute cash to our intermediate corporate tax paying entities in an amount sufficient to meet our obligations under the Tax Receivable Agreement. The actual increase in tax basis of the Och-Ziff Operating Group assets resulting from an exchange or from payments under the Tax Receivable Agreement, as well as the amortization thereof and the timing and amount of payments under the Tax Receivable Agreement, will vary based upon a number of factors, including those described below:

•

The amount and timing of the income of Och-Ziff Corp will impact the payments to be made under the Tax Receivable Agreement. To the extent that Och-Ziff Corp does not have sufficient taxable income to utilize the amortization deductions available as a result of the increased tax basis in the Och-Ziff Operating Group assets, payments required under the Tax Receivable Agreement would be reduced.

•

The price of our Class A Shares at the time of any exchange will determine the actual increase in tax basis of the Och-Ziff Operating Group assets resulting from such exchange; payments under the Tax Receivable Agreement resulting from future exchanges, if any, will be dependent in part upon such actual increase in tax basis.

•

The composition of the Och-Ziff Operating Group’s assets at the time of any exchange will determine the extent to which Och-Ziff Corp may benefit from amortizing its increased tax basis in such assets and thus will impact the amount of future payments under the Tax Receivable Agreement resulting from any future exchanges.

•

The extent to which future exchanges are taxable will impact the extent to which Och-Ziff Corp will receive an increase in tax basis of the Och-Ziff Operating Group assets as a result of such exchanges, and thus will impact the benefit derived by Och-Ziff Corp and the resulting payments, if any, to be made under the Tax Receivable Agreement.

Depending upon the outcome of these factors, payments that we may be obligated to make to our partners and the Ziffs under the Tax Receivable Agreement in respect of exchanges could be substantial. In light of the numerous factors affecting our obligation to make payments under the Tax Receivable Agreement, the timing and amounts of any such actual payments are not reasonably ascertainable.

Limited Partnership Agreements of the Och-Ziff Operating Group Entities

Each of the intermediate holding companies is a party to limited partnership agreements with our partners and the Ziffs, which set forth significant provisions relating to our partners and our business. Limited partnership agreements for each of OZ Management and OZ Advisors I were entered into by Och-Ziff Corp as the general partner, with Och-Ziff Corp and our partners and the Ziffs as limited partners, and a limited partnership agreement for OZ Advisors II was entered into by Och-Ziff Holding as the general partner, with Och-Ziff Holding and our partners and the Ziffs as limited partners. We refer to such agreements collectively as the “Operating Group Limited Partnership Agreements.” Each of the Operating Group Limited Partnership Agreements is substantially similar in form, and we have described below the material provisions of one such agreement, which are generally applicable to all such agreements. From time to time, the Operating Group Limited Partnership Agreements may be amended for various reasons, including but not limited to the admission of new partners.

Management

The business and affairs of each Och-Ziff Operating Group entity is managed exclusively by its general partner, except with respect to delegation of certain powers by the general partner to the Partner Management Committee and Partner Performance Committee as described below. Except as expressly provided in the Operating Group Limited Partnership Agreements, the limited partners, in their capacity as limited partners, have no part in the management of the entity and have no authority or right to act on behalf of or bind the entity in connection with any matter. All determinations, decisions and actions made or taken by the general partner, or any committee designated by the general partner, in accordance with the Operating Group Limited Partnership Agreements are conclusive and absolutely binding upon the Och-Ziff Operating Group entity and its partners.

Partner Management Committee

The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Management Committee (the “Partner Management Committee”). The current members of the Partner Management Committee are Daniel S. Och, Joel M. Frank, David Windreich, Michael L. Cohen, Zoltan Varga, Harold A. Kelly and James Keith Brown, with Mr. Och serving as Chairman. The Partner Management Committee acts by majority approval. Each member of the Partner Management Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of Partner Management Committee. “Withdrawal” means a partner’s required withdrawal from the Och-Ziff Operating Group entities, other than with respect to Mr. Och, whether for “Cause” or upon a determination by majority vote of the Partner Management Committee or otherwise, or, in the case of each of our partners, such partner’s voluntary termination of active involvement with us for any reason. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Management Committee shall act by majority vote to either: (i) replace Mr. Och with a partner to serve as Chairman; or (ii) reduce the size of the Committee to the remaining members, in which event, there shall be no Chairman, and the remaining members will act by majority vote. Upon the withdrawal, death, disability or removal of any of the members of the Partner Management Committee other than the Chairman, the remaining members of the Partner Management Committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided in clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal.

Under the Operating Group Limited Partnership Agreements, the general partner of each Och-Ziff Operating Group entity will delegate to the Chairman of the Partner Management Committee (or, with respect to distributions to such Chairman or in the event there is no Chairman, the full Partner Management Committee acting by majority vote) the sole authority to make determinations with respect to distributions on the Class C Non-Equity Interests so long as our partners continue to hold at least 40% of the total combined voting power of our outstanding Shares, but subject to the authority of our Compensation Committee. We do not currently intend to make such distributions but have issued the Class C Non-Equity Interests to preserve the flexibility to do so in the future in a manner consistent with our overall structure and compensation philosophy. The amount, allocation and timing of such distributions, if any, shall be at the sole and absolute discretion of the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote); provided that any such distributions to any partner who is also our Chief Executive Officer or any of our other executive officers must be determined by our Compensation Committee after consultation with our Partner Management Committee. Any such distributions need not be made to all holders of Class C Non-Equity Interests and even if made to all such holders need not be made on a pro rata basis to such holders. No holder of Class C Non-Equity Interests will have any right to receive distributions on such interests. In addition, the Partner Management Committee shall have the authority to reconstitute the Class B Shareholder Committee and will delegate to the Chairman of the Partner Management Committee or, with respect to the Chairman (or if there is no Chairman, the full Committee acting by majority consent), authority to approve transfers of Och-Ziff Operating Group Units in accordance with the Operating Group Limited Partnership Agreements.

Partner Performance Committee

The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Performance Committee. The Partner Performance Committee currently consists of Daniel S. Och, Joel M. Frank, David Windreich, Michael L. Cohen, Zoltan Varga and Harold A. Kelly, with Mr. Och serving as Chairman. The vote of Mr. Och will break any deadlock. Each member of the Partner Performance Committee shall serve until such partner’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Performance Committee. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Performance Committee shall act by majority vote to replace Mr. Och with a partner (who may or may not also serve as Chairman), until such partner’s withdrawal, death, disability or removal by the other members of the Partner Performance Committee. Upon the withdrawal, death, disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided above, the Partner Performance Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. Under the Operating Group Limited Partnership Agreements, the general partner shall delegate to the Partner Performance Committee the authority to terminate any partner, other than Mr. Och, with or without cause, as provided under “—Vesting; Forfeiture” below. At all times if there is a Chairman, any such termination shall be made only upon the recommendation of the Chairman.

Partnership Interests

Class A common units, Class B common units and Class D common units, together with the Class C Non-Equity Interests, currently constitute all limited partner interests in each of the Och-Ziff Operating Group entities. Class A common units and Class B common units constitute common equity interests in each of the Och-Ziff Operating Group entities and, except as expressly provided in the Operating Group Limited Partnership Agreements, entitle the holders thereof to equal rights, other than voting rights, under our Operating Group Limited Partnership Agreements, including with respect to distributions. The Class A common units and Class B common units have no preference or priority over other securities of each Och-Ziff Operating Group entity (other than the Class D common units to the extent described below) and, upon liquidation, dissolution or winding up, are entitled to any assets remaining after payment of all debts and liabilities of the respective Och-Ziff Operating Group entity. The Class C Non-Equity Interests were issued and may be issued in the future solely for the purpose of making future discretionary income allocations, if any, to holders thereof and do not represent common equity interests in the Och-Ziff Operating Group Entities. The Class D common units constitute non-equity profit interests in each of the Och-Ziff Operating Group entities. These units have been issued to partners admitted to the Och-Ziff Operating Group entities following our initial public offering. Each Class D common unit will automatically convert into a Class A common unit to the extent that the general partner determines, consistent with relevant regulations under the Internal Revenue Code of 1986, as amended and in effect from time to time, that there has been sufficient Appreciation (as defined in each of the Operating Group Limited Partnership Agreements) to result in such Class D common unit becoming economically equivalent to one Class A common unit. Upon such automatic conversion, the holder of the Class A common units will generally remain subject to pre-existing vesting requirements and have all of the rights of a holder of such units, including under the Exchange Agreement and the Tax Receivable Agreement. The Class C Non-Equity Interests will not be entitled to any assets upon liquidation, dissolution or winding up of any Och-Ziff Operating Group entity other than undistributed amounts, if any, to which the holder is entitled in respect of prior discretionary or non-discretionary income allocations. The Class D common units will only be entitled to share in assets upon liquidation, dissolution or winding up to the extent that there has been sufficient Appreciation subsequent to the issuance of such units. Currently, the respective intermediate holding company of each Och-Ziff Operating Group entity in its capacity as a limited partner holds all of the Class B common units of such entity, our partners and the Ziffs hold all of the Class A common units of such entity and our partners hold all of the Class C Non-Equity Interests and Class D common units of such entity.

From time to time, the general partners of the Och-Ziff Operating Group entities may establish other classes or series of units, each having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the limited partnership as may be determined by the general partner. Among other things, the general partner has authority to specify: (i) the allocations of items of partnership income, gain, loss, deduction and credit to holders of each such class or series of units; (ii) the right of holders of each such class or series of units to share (on a pari passu, junior or preferred basis) in partnership distributions; (iii) the rights of holders of each such class or series of units upon dissolution and liquidation of the limited partnership; (iv) the voting rights, if any, of holders of each such class or series of units; and (v) the conversion, redemption or exchange rights applicable to each such class or series of units (including the right to exchange for Class A Shares). The total number of units that may be created pursuant to the foregoing and the issuance thereof that may be authorized by the general partner is not limited under the Operating Group Limited Partnership Agreements.

Och-Ziff Operating Group Distributions

Subject to the terms of the Operating Group Limited Partnership Agreements and any additional classes or series of units established by the general partner, distributions are made, after distributions for taxes, as and when determined by the general partner, to the holders of Och-Ziff Operating Group Units in accordance with their Och-Ziff Operating Group Units, whether or not vested. These distributions have historically corresponded to dividends paid to holders of our Class A Shares. Similarly, discretionary income allocations will be made to the holders of the Class C Non-Equity Interests, in consultation with the Compensation Committee, as and when determined by the Chairman of the Partner Management Committee or, in the event there is no Chairman, by majority vote of the Partner Management Committee (in conjunction with our Compensation Committee) or by the general partner at such time as our partners hold less than 40% of the total combined voting power of the Company. The general partner interest in an Och-Ziff Operating Group entity held by the general partner will not entitle the general partner to receive any distributions. The general partner may cause an Och-Ziff Operating Group entity to make distributions of cash, units or other assets or property of the respective limited partnership. No limited partner has the right to demand that an Och-Ziff Operating Group entity distribute any assets in kind to such partner.

During 2010, we paid distributions to holders of Och-Ziff Operating Group Units and dividends to holders of Class A Shares of record as of December 31, 2009, April 1, 2010, August 12, 2010 and November 11, 2010. The amount of these distributions to our Named Executive Officers during 2010 are as follows: $158,346,780 for Mr. Och and his related trusts, $7,016,195 for Mr. Frank and his related trusts, $36,635,458 for Mr. Windreich and his related trusts, $21,918,679 for Mr. Cohen and his related trusts and $13,217,784 for Mr. Varga. Distributions and dividends paid in any given quarterly period are in respect of the Company’s results of operations for the prior quarter.

Vesting; Forfeiture

The Operating Group Limited Partnership Agreements provide that the Och-Ziff Operating Group A Units held by each of our partners (except for a portion of the Och-Ziff Operating Group A Units held by certain partners admitted to the Och-Ziff Operating Group following our IPO) will generally vest, subject to each such partner’s continued active involvement with us, in five equal annual installments beginning on November 19, 2008, the first anniversary of the closing of our initial public offering. Generally, all of the Och-Ziff Operating Group A Units reallocated among partners retained their original vesting schedule. Accordingly, approximately 60% of the Och-Ziff Operating Group A Units held by our partners and the Ziffs have already vested and the unvested Och-Ziff Operating Group A Units will vest at the rate of 50% on each of November 19, 2011 and 2012. These vesting requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman). To date, the Partner Management Committee determined to extend the vesting requirements for two years with respect to 400,000 Och-Ziff Operating Group A Units that were reallocated in December 2009. The Operating Group Limited Partnership Agreements also provide that all of the Och-Ziff Operating Group D Units held by the partners admitted after our initial public offering will vest, subject to such partners’ continued active involvement with us, in five equal annual installments beginning on the first anniversary of their admission as a partner of the Och-Ziff Operating Group. To the extent Och-Ziff Operating Group D Units convert into Och-Ziff Operating Group A Units, such Units will remain subject to pre-existing vesting requirement (see “—Partnership Interests” above). Upon any reallocation of Och-Ziff Operating Group D Units, each such Unit will automatically convert into one Och-Ziff Operating Group A Unit, but will retain their original vesting schedule, unless otherwise determined by the Partner Management Committee or its Chairman. The Operating Group Limited Partnership Agreements provide that all of the Och-Ziff Operating Group B Units held by our intermediate holding companies were fully vested upon the consummation of our November 2007 initial public offering. In the event of the death or disability of a partner, the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units will continue to vest in accordance with the current vesting schedule applicable to such units. These vesting requirements, however, may be waived at any time with the approval of the Partner Management Committee. All of the Class C Non-Equity Interests held by a partner will be cancelled upon such partner’s withdrawal, death or disability.

The Operating Group Limited Partnership Agreements further provide that, in the event a partner (a “Forfeiting Partner”): (i) voluntarily terminates his active involvement with us for any reason prior to the full vesting of his Och-Ziff Operating Group Units; (ii) other than with respect to Mr. Och, is terminated by the partnership for “cause” (as defined below) prior to the full vesting of his Och-Ziff Operating Group Units; or (iii) other than with respect to Mr. Och, is terminated by the majority vote of the Partner Performance Committee (and, if there is a Chairman of such Committee, then only following the recommendation of such Chairman) for any reason (in each case, a “Forfeiture Event”), such Forfeiting Partner’s unvested Och-Ziff Operating Group Units (and all distributions received with respect to such Och-Ziff Operating Group Units after the date of Forfeiture Event) shall be forfeited (such Och-Ziff Operating Group Units subject to forfeiture and related distributions, the “Forfeitable Interests” and any forfeited Forfeitable Interests, the “Forfeited Interests”) as of the Reallocation Date (as defined below) to our partners who continue to be actively involved with us as of the Reallocation Date (the “Continuing Partners”) generally in proportion to the Och-Ziff Operating Group Units held by the Continuing Partners at the time of our initial public offering or their admission to the Och-Ziff Operating Group, as applicable. Mr. Och serves as Chairman of the Partner Performance Committee. Mr. Och is not subject to termination by the Partner Performance Committee. The Ziffs’ interest is not subject to forfeiture.

Absent a determination by the Partner Management Committee to reallocate in a different manner, any Forfeited Interests generally will be allocated among the Continuing Partners in the same form as and in proportion to the Och-Ziff Operating Group Units held by them. To the extent that a Continuing Partner receives Forfeited Interests of a Forfeiting Partner, such Forfeited Interests shall be deemed to be interests of the Continuing Partner for all purposes of the Operating Group Limited Partnership Agreements; provided that the Continuing Partner receiving such Forfeited Interests shall be: (i) subject to any continuing vesting requirements;

and (ii) permitted to exchange any Och-Ziff Operating Group A Units received in connection with a forfeiture and sell the Class A Shares issued in respect thereof, without regard to any transfer restrictions, as may be required to pay taxes payable as a result of the receipt of such interests. The forfeiture provisions with respect to unvested Och-Ziff Operating Group Units lapse with respect to a partner and such partner’s permitted transferees if such partner dies or becomes disabled prior to a Forfeiture Event with respect to such partner.

Any Forfeiting Partner shall be required, after the Reallocation Date, to pay the same fees with respect to any remaining pre-IPO investments by such Forfeiting Partner in any of our funds as paid by other limited partners of such funds.

The forfeiture provisions of the Operating Group Limited Partnership Agreements have been and may be amended and their terms and conditions relating to forfeiture have been and may be waived, changed or modified upon the approval of the Chairman of the Partner Management Committee (or of a majority of the Partner Management Committee if there is no Chairman). We, our Shareholders and the Och-Ziff Operating Group entities have no ability to enforce such provisions or to prevent any forfeiture obligation from being amended or waived by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman).

For the purposes of the Operating Group Limited Partnership Agreements:

“Cause” means that a partner: (i) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (ii) has been convicted of a felony or any offense involving moral turpitude; (iii) has been found by any regulatory body or self-regulatory organization having jurisdiction over us or our affiliates to have, or has entered into a consent decree determining that such partner, violated any applicable regulatory requirement or a rule of a self regulatory organization; (iv) has, in the capacity as a partner, committed an act constituting gross negligence or willful misconduct; (v) has violated in any material respect any agreement with respect to us or our affiliates; (vi) has become subject to any proceeding seeking to adjudicate such partner as bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such partner under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such partner or for any substantial part of the property of such partner, or such partner has taken any action authorizing such proceeding; or (vii) has breached any of the non-competition, non-solicitation or non-disparagement covenants provided in the Operating Group Limited Partnership Agreements.

“Reallocation Date” means, as to any Forfeited Interests, the date which is the earlier of: (i) the date that is six months after the applicable Forfeiture Event; or (ii) the date on or after such Forfeiture Event that is six months after the date of the latest publicly reported disposition of our equity securities by any such Continuing Partner, which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act, unless otherwise determined by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman).

Transfer and Other Restrictions Applicable to Partners Other Than the Ziffs

Generally. None of our partners may transfer any of such partner’s Och-Ziff Operating Group Units without approval of the general partner, which approval may be granted or withheld in the general partner’s sole and complete discretion; provided, however, that without the general partner’s approval, our partners may: (i) transfer units pursuant to the Exchange Agreement; (ii) transfer units to a permitted transferee of such partner upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below; (iii) transfer units upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below; (iv) transfer units received in connection with a Forfeiture Event; or (v) transfer units in connection with the exercise of the co-sale rights described below under “Certain Co-Sale Rights.” A limited partner may not, without the consent of the general partner, withdraw from an Och-Ziff Operating Group entity prior to the respective entity’s termination.

Transfers Approved by the Partner Management Committee and Other Transfers. The Operating Group Limited Partnership Agreements also provide that none of our partners, or any partner’s permitted transferee, may, directly or indirectly, voluntarily effect any transfer of interests in an Och-Ziff Operating Group entity other than to any of such partner’s permitted transferees, except as permitted under the Operating Group Limited Partnership Agreements. Transfers to permitted transferees may be made with the consent of the Chairman of the Partner Management Committee (or of a majority of the full committee with respect to the Chairman or if there is no Chairman), which consent may not be unreasonably withheld.

A “permitted transferee” means with respect to each of our partners (or a partner’s permitted transferees) a: (i) charitable organization controlled by such partner; (ii) trust or other estate planning vehicle, all of the current beneficiaries of which are lineal descendents of such partner and his spouse; (iii) corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by no one other than such partner, his spouse and his lineal descendents; and (iv) legal or personal representative of such partner in the event of his disability.

The Operating Group Limited Partnership Agreements provide that the Chairman of the Partner Management Committee (or a majority of the full committee with respect to the Chairman or if there is no Chairman) may approve an exchange of a limited partner’s Och-Ziff Operating Group A Units to permit a sale of Class A Shares issued in respect thereof pursuant to an exercise of registration rights by the Demand Committee under the Registration Rights Agreement. See “—Registration Rights Agreements” above. The Demand Committee will consist of the members of the Partner Management Committee. In such event, any partner and such partner’s permitted transferee(s) may transfer the Och-Ziff Operating Group A Units that have vested as provided above in such amount to permit the transfer of the number of Class A Shares issued in respect thereof permitted to be included in the registration under the Registration Rights Agreement.

In addition, after November 19, 2012, the fifth anniversary of our initial public offering, there will be no restrictions on exchanges by any of our partners or the Ziffs of their Och-Ziff Operating Group A Units for Class A Shares under the Exchange Agreement, and transfers to effect such exchanges will be unrestricted. On or prior to such fifth anniversary, we will be required to file a shelf registration statement covering the resale of all Class A Shares held by our partners or the Ziffs or issuable upon exchange of their Och-Ziff Operating Group A Units.

The transfer restrictions set forth in the Operating Group Limited Partnership Agreements may be waived at any time by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman).

Minimum Ownership Requirements

Each partner actively involved with us, including Mr. Och, is required to continue to hold (and may not transfer), during his active involvement with us and during the two-year period immediately following the date of termination of his active involvement with us for any reason, 25% of the vested interests in our business received by him, without reduction for dispositions. Such minimum ownership requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman).

Restrictions on Transfer of the Ziffs’ Interest in Our Business

The Ziffs hold Och-Ziff Operating Group A Units that are subject to vesting (without regard to service or performance conditions) and transfer restrictions as described below but are not subject to forfeiture or minimum retained ownership requirements. The Och-Ziff Operating Group A Units held by the Ziffs following the completion of our initial public offering have the same vesting schedule as the Och-Ziff Operating Group A Units issued to our partners in connection with our initial public offering: they vest in five equal annual installments starting on November 19, 2008. Accordingly, 60% of the Och-Ziff Operating Group A Units held by the Ziffs have already vested and the unvested Group A Units will vest at the rate of 50% on each of November 19, 2011 and 2012. The Ziffs are restricted from transferring any Och-Ziff Operating Group A Units prior to vesting. The Ziffs do not have any demand registration rights with respect to any Class A Shares acquired by them upon exchange of their Och-Ziff Operating Group A Units but have the same “piggyback” registration rights as our partners and are entitled to include their Class A Shares in the shelf registration statement that we are required to file on or prior to the fifth anniversary of our initial public offering. In addition, following the first anniversary of our initial public offering, the Ziffs also will generally be entitled under the Exchange Agreement, in any given fiscal quarter, to exchange their Och-Ziff Operating Group A Units for Class A Shares up to a certain amount as specified in the Exchange Agreement. The Ziffs are generally entitled to sell any such Class A Shares received on any such exchange, subject to applicable law. The Ziffs are also permitted to contribute their vested Och-Ziff Operating Group A Units to charities, subject to the approval of the Chairman of the Partner Management Committee. The foregoing vesting requirements and transfer restrictions may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee in the event there is no Chairman) at any time.

Certain Co-Sale Rights

Our partners and the Ziffs are entitled to participate, on a pro rata basis, in a private sale by any of our partners to a strategic buyer or in which Mr. Och participates, in either case, involving 5% or more of the interests in our business then held by our partners and the Ziffs. In addition, if any partner or group of partners proposes to sell to a third party at least 50% of the interests in our business on a fully diluted basis, the selling partner or partners may require our other partners to participate in such sale on a pro rata basis. The Ziffs are not subject to this selling obligation.

Issuance of Equity Securities by Och-Ziff

If Och-Ziff issues any equity securities, it is expected that, unless the relevant prospectus supplement indicates otherwise: (i) we will immediately contribute the cash proceeds or other consideration received from such issuance, and from the exercise of any rights contained in any such securities, to Och-Ziff Corp and Och-Ziff Holding and any future intermediate holding companies (allocated between them in accordance with their relative values at the time such equity securities are issued); (ii) Och-Ziff Corp will immediately contribute its portion of such cash proceeds or other consideration to OZ Management and OZ Advisors I and any other entities that Och-Ziff Corp directly acquires an interest in after the date of our initial public offering (allocated among them in accordance with their relative values at the time such equity securities are issued); (iii) Och-Ziff Holding will immediately contribute its portion of such cash proceeds or other consideration to OZ Advisors II and any other entities that Och-Ziff Holding directly acquires an interest in after the date of our initial public offering (allocated among them in accordance with their relative value at the time such equity securities are issued); (iv) any future intermediate holding company will similarly contribute its portion of such cash proceeds or other consideration to any Och-Ziff Operating Group entity of which it is the general partner in the same manner as Och-Ziff Corp and Och-Ziff Holding (as provided in (ii) and (iii) above); (v) in exchange for the portion of such cash proceeds or other consideration contributed to the Och-Ziff Operating Group, the general partner will receive (x) in the case of an issuance of Class A Shares, Och-Ziff Operating Group B Units, and (y) in the case of an issuance of any other equity securities by Och-Ziff, except for Class B Shares, a new class or series of units or other equity securities of the Och-Ziff Operating Group with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Och-Ziff equity securities (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds or other consideration received by Och-Ziff that is contributed to the Och-Ziff Operating Group); and (vi) in the event of any subsequent transaction involving such Och-Ziff equity securities (including a share split or combination, a distribution of additional Och-Ziff equity securities, a conversion, redemption or exchange of such Och-Ziff equity securities), the general partner will concurrently effect a similar transaction with respect to the units or other equity securities issued by the limited partnership in connection with the issuance of such Och-Ziff equity securities.

In the event of any issuance of equity securities by Och-Ziff, and the contribution of the cash proceeds or other consideration received from such issuance as described above, the Och-Ziff Operating Group shall pay or reimburse Och-Ziff (directly or indirectly by paying and reimbursing the general partner) for its pro rata portion (based on the portion of the total cash proceeds or other consideration contributed to the Och-Ziff Operating Group) of the expenses incurred by Och-Ziff in connection with such issuance, including any underwriting discounts or commissions.

Limitation on Partner Liability

The debts and liabilities of the Och-Ziff Operating Group, whether arising in contract, tort or otherwise, are solely the debts and liabilities of the limited partnership, and no limited partner is obligated personally for any such debt, obligation or liability of the respective limited partnership solely by reason of being a limited partner. Pursuant to the Delaware Revised Uniform Limited Partnership Act, Och-Ziff Corp or Och-Ziff Holding, as applicable, in its capacity as the general partner of the applicable Och-Ziff Operating Group entity, is liable for the debts and liabilities of the limited partnership to the extent that the limited partnership cannot satisfy such debts and liabilities out of its assets, except to the extent such liability is contractually limited.

Indemnification and Exculpation

To the fullest extent permitted by applicable law, the general partner of the Och-Ziff Operating Group and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are indemnified and held harmless by the Och-Ziff Operating Groups for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, judgments, fines, amounts paid in settlement, losses, fees, penalties, damages, costs and expenses and interest on the foregoing sustained or incurred by persons by reason of any act performed or omitted by such persons in connection with the affairs of the Och-Ziff Operating Group unless such act or omission constitutes fraud, gross negligence or willful misconduct. All indemnity claims will be paid out of partnership assets only, and no limited partner has any personal liability for any such claims.

To the fullest extent permitted by applicable law, the general partner of the Och-Ziff Operating Group and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are not liable to the partnership or any limited partner or any affiliate of any limited partner for any damages incurred by reason of any act performed or omitted by such person unless such act or omission constitutes fraud, gross negligence or willful misconduct. The general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are fully protected in relying upon the records of the Och-Ziff Operating Group and upon such information, opinions, reports or statements presented to the Och-Ziff Operating Group by any person as to matters the general partner or its affiliates, officers, directors, shareholders, members, employees, representatives or agents reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Och-Ziff Operating Group.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides for indemnification against certain liabilities and for the advancement or payment of expenses, as more fully described below under “—Indemnification Agreements.”

Dissolution

An Och-Ziff Operating Group entity will be dissolved and its affairs will be wound up upon the first to occur of: (i) the entry of a decree of judicial dissolution of the limited partnership under Section 17-802 of the Delaware Revised Uniform Limited Partnership Act; and (ii) the determination of the general partner to dissolve the respective Och-Ziff Operating Group entity. Except as provided in the Operating Group Limited Partnership Agreements, the death, disability, resignation, expulsion, bankruptcy or dissolution of any partner or the occurrence of any other event which terminates the continued partnership of any partner in the partnership shall not cause the partnership to be dissolved or its affairs wound up; provided, however, that at any time after the bankruptcy of the general partner, the holders of a majority of the Class B common units in the aggregate may replace the general partner with another person or entity, who will become a successor general partner of the limited partnership, will be vested with the powers and rights of the general partner, and will be liable for all obligations and responsible for all duties of the general partner from the date of such replacement. The holders of Class A common units or Class D common units will not have the right to vote their common units with respect to the removal of the general partner in the event of the bankruptcy of the general partner. Upon the winding up of an Och-Ziff Operating Group entity, after payment in full of all amounts owed to the limited partnership’s creditors, and after payment in full of all amounts owed to holders of units having liquidation preferences, if any, the holders of Och-Ziff Operating Group Units will be entitled to receive the remaining assets of the respective limited partnership available for distribution in accordance with and to the extent of positive balances in the respective capital accounts of such holders after taking into account certain adjustments.

Amendments

Except as may be otherwise required by law, the Operating Group Limited Partnership Agreements may be amended by the general partner without the consent or approval of any limited partners; except that, generally: (i) if an amendment adversely affects the rights of a unit holder (other than the Ziffs or any transferee thereof) other than on a pro rata basis with other unit holders of the same class, such unit holder must consent to the amendment; (ii) no amendment may adversely affect the rights of a class of unit holders (other than the Ziffs or any transferee thereof) without the consent of holders of a majority of the outstanding units of such class (other than units held by the Ziffs or any transferee thereof); (iii) these amendment provisions may not be amended without the written consent of partners holding a majority of the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units then owned by all of our partners; and (iv) the provisions relating to forfeiture by a partner of its Och-Ziff Operating Group Units and their reallocation to other partners may be amended only by the Chairman of the Partner Management Committee (or, if there is no Chairman, by the full committee acting by majority consent).

No amendment to the Operating Group Limited Partnership Agreements which is materially adverse to the Ziffs may be made without the written consent of the Ziffs, unless such amendment similarly affects all or a substantial number of the other limited partners, in which case the consent of the Ziffs shall not be required; provided that no amendment may be made without the written consent of the Ziffs if such amendment would have the effect of: (i) adversely altering the rights of holders of Och-Ziff Operating Group A Units without similarly altering the rights of holders of Och-Ziff Operating Group B Units, except to the extent that such alteration of the rights of holders of Och-Ziff Operating Group A Units is required by applicable law or regulation; (ii) adversely altering the Ziffs’ rights to transfer their units or to participate in any registrations, except to the extent that such alteration is required by applicable law or regulation; (iii) reducing the Ziffs’ interest in greater proportion than Mr. Och’s interest in Och-Ziff Operating Group A Units is reduced; (iv) reducing distributions to the Ziffs in greater proportion than distributions to Mr. Och, solely in his capacity as a holder of Och-Ziff Operating Group A Units and not in any other capacity including his capacity as a holder of Class C Non-Equity Interests, are reduced; or (v) reducing distributions to the Ziffs in greater proportion than distributions to the holders of Och-Ziff Operating Group B Units are reduced.

Non-Competition, Non-Solicitation and Confidentiality Restrictions

Each of our partners is subject to certain obligations and restrictions in the Operating Group Limited Partnership Agreements with respect to competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters. Each of these covenants may be waived by the general partner.

Expense Allocation Agreement

We have entered into an Expense Allocation Agreement with the Och-Ziff Operating Group entities pursuant to which substantially all of Och-Ziff’s ongoing expenses (other than: (i) income tax expenses of Och-Ziff Capital Management Group LLC and the intermediate holding companies; (ii) obligations incurred under the Tax Receivable Agreement; and (iii) payments on any indebtedness incurred by Och-Ziff Capital Management Group LLC and the intermediate holding companies), including substantially all the ongoing expenses incurred by or attributable solely to Och-Ziff Capital Management Group LLC, will be accounted for as expenses of the Och-Ziff Operating Group.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide for, among other things, indemnification to the fullest extent permitted by law and our Operating Agreement against: (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval, and counsel fees and disbursements; (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness; and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan, if such director or executive officer acted in a manner not constituting fraud, gross negligence or willful misconduct. The indemnification agreements provide for the advancement or payment of all expenses to the director or executive officer and for reimbursement to us if it is found that such director or executive officer is not entitled to such indemnification under applicable law and our Operating Agreement. The Operating Group Limited Partnership Agreements also require the Och-Ziff Operating Group entities to indemnify and exculpate our partners, including those who are our executive officers.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the Class A Shares, preferred shares, depositary shares, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell, at any time or from time to time. These descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a supplement to this prospectus and/or other offering materials.

DESCRIPTION OF SHARES

The following description discusses the general terms of the Class A Shares and preferred shares that we may issue. When a particular series of preferred shares are offered, a prospectus supplement will be filed with the SEC, which will describe terms of the offering and the sale of the offered series of preferred shares. The terms of any such series of preferred shares may differ from the terms set forth below, if so indicated in the prospectus supplement relating to a particular series of preferred shares. The following description of certain terms of our shares is a summary and is qualified in its entirety by reference to our Operating Agreement, described in summary below, and the applicable provisions of the Delaware Limited Liability Company Act (the “Delaware LLC Act”). For more information on how you can obtain our Operating Agreement, see “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 3 of this prospectus. We urge you to read our Operating Agreement in its entirety. Purchasers of Class A Shares in any offering will be deemed to become party to, and will be bound by, our Operating Agreement.

Our authorized shares include one billion Class A Shares and 250 million preferred shares. There were 100,784,333 Class A Shares outstanding as of November 11, 2011.

Class A Shares

Upon payment in full of the consideration payable with respect to the Class A Shares, as determined by our Board of Directors, the holders of our Class A Shares shall not be obligated personally for the debts, obligations or liabilities of the Company solely by reason of being a member of the Company, except for their obligation to repay any funds wrongfully distributed to them. No holder of Class A Shares is entitled to preemptive, redemption or conversion rights.

Voting Rights. The holders of Class A Shares are entitled to one vote per share held of record on all matters submitted to a vote of our Shareholders. Generally, all matters to be voted on by our Shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A Shares and Class B Shares present in person or represented by proxy, voting together as a single class. See “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement—Class B Shareholder Committee; Proxy and Approval Rights,” “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement—Board Representation” and “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Och-Ziff Capital Management Group LLC Limited Liability Company Agreement—Relationship with Och-Ziff Operating Group Entities” above for a discussion of certain approval and board representation rights of the Class B Shareholders and the proxy granted to the Class B Shareholder Committee.

Distribution Rights. Holders of Class A Shares share ratably (based on the number of Class A Shares held) in any distribution declared by our Board of Directors out of funds legally available therefore, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred shares. Distributions consisting of Class A Shares may be paid only as follows: (i) Class A Shares may be paid only to holders of Class A Shares; and (ii) shares shall be paid proportionally with respect to each outstanding Class A Share.

Liquidation Rights. Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Class A Shares will be entitled to receive our remaining assets available for distribution in accordance with and to the extent of positive balances in the respective capital accounts after taking into account certain adjustments.

Other Matters. In the event of our merger or consolidation with or into another entity in connection with which our Class A Shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Class A Shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Under our Operating Agreement, in the event of an inadvertent partnership termination in which the U.S. Internal Revenue Service, or IRS, has granted us limited relief each holder of our Class A Shares also is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership.

Listing. Our Class A Shares are listed on the NYSE under the trading symbol “OZM.”

Transfer Agent and Registrar. The transfer agent and registrar for our Class A Shares is American Stock Transfer & Trust Company LLC.

Preferred Shares

Our Operating Agreement authorizes our Board of Directors to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by Class A Shareholders. Our Board of Directors is able to determine, with respect to any series of preferred shares, the holders of terms and rights of that series, including:

•	the designation of the series;

•

the amount of preferred shares of the series, which our Board of Directors may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of preferred shares of the series then outstanding;

•	whether distributions, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for preferred shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares of the series;

•	the amounts payable on preferred shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our Company;

•

whether the preferred shares of the series will be convertible into or exchangeable for interests of any other class (other than Class B Shares) or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of preferred shares of the series or of any shares of any other class or series; and

•	the voting rights, if any, of the holders of the preferred shares of the series.

We could issue a series of preferred shares that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Class A Shares might believe to be in their best interests or in which holders of Class A Shares might receive a premium for their Class A Shares over the market price of the Class A Shares.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of any depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of preferred shares which are called depositary shares. The series of preferred shares which are the subject of depositary shares will be deposited by us with a depositary to be named in the applicable prospectus supplement, which will hold the preferred shares for the benefit of the holders of the depositary shares in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred shares.

While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of preferred shares (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of preferred shares are convertible into Class A Shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the Class A Shares or other securities or property into which the number of preferred shares (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if: (i) all outstanding depositary shares to which it relates have been redeemed or converted; and/or (ii) the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (ii) regarding compensation of the depositary; (iii) regarding resignation of the depositary; (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of equity securities. We may issue warrants independently or together with any offered securities, and they may be attached to or separate from the offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreements for complete terms of the warrants and warrant agreement. Each series of warrants will be issued under separate warrant agreements that we will enter into with a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with any holders or beneficial owners of warrants.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity securities and is not entitled to any payments on any equity securities issuable upon exercise of the warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase Class A Shares, preferred shares or other securities. These subscription rights may be issued independently or together with any other security offered by us, and they may or may not be transferable by the Shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each Class A Share, preferred share or other security upon the exercise of the subscription right;

•	the number of subscription rights issued to each Shareholder;

•	the number and terms of each Class A Share, preferred share or other security that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of the material terms of any subscription rights we offer will be a summary and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the material terms of the purchase contracts or purchase units. This description herein and in the prospectus supplement will be a summary, and reference is made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts or purchase units, which will be filed with the SEC each time we issue purchase contracts or purchase units. If any particular terms of the purchase contracts or purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the purchase units and the purchase contracts also will be discussed in the applicable prospectus supplement.

CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income, withholding, and estate tax considerations relating to an investment in Class A Shares. For purposes of this section, under the heading “Certain Material U.S. Federal Tax Considerations,” references to “Och-Ziff,” “we,” “our,” and “us” mean only Och-Ziff Capital Management Group LLC and not its subsidiaries, except as otherwise indicated. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect on the date hereof and which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion does not purport to be a comprehensive discussion of all of the U.S. federal tax considerations applicable to us or that may be relevant to a particular holder of our Class A Shares in view of such holder’s particular circumstances and, except to the extent provided below, is not directed to holders of our Class A Shares subject to special treatment under the U.S. federal tax laws, such as banks or other financial institutions, dealers in securities or currencies, tax-exempt entities, regulated investment companies, REITs, non-U.S. persons (as defined below), insurance companies, mutual funds, persons holding shares as part of a hedging, integrated or conversion transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, charitable remainder unit trusts, common trust funds, or persons liable for the alternative minimum tax. In addition, except to the extent provided below, this discussion does not address any aspect of state, local or non-U.S. tax law and assumes that holders of our Class A Shares will hold their Class A Shares as capital assets within the meaning of Section 1221 of the Code. No statutory, administrative or judicial authority directly addresses the treatment of certain aspects of the Class A Shares or instruments similar to the shares for U.S. federal income tax purposes. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been or will be sought from the IRS regarding any matter discussed in this prospectus. Accordingly, prospective holders of our Class A Shares are urged to consult their own tax advisors to determine the U.S. federal tax consequences to them of acquiring, holding and disposing of Class A Shares, as well as the effects of the state, local and non-U.S. tax laws.

For purposes of the following discussion, a U.S. person is a person that is: (i) a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control. A “non-U.S. person” is a person that is neither a U.S. person nor an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership holds Class A Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership and is not specifically addressed herein. If you are a partner of a partnership holding Class A Shares, you should consult your tax advisors.

THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF CLASS A SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDER CLASS A SHARES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF CLASS A SHARES AND OF OUR TREATMENT FOR FEDERAL INCOME TAX PURPOSES AS A PARTNERSHIP, AND NOT AS AN ASSOCIATION OR A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION.

Taxation of Our Company

Federal Income Tax Opinion Regarding Partnership Status. Skadden, Arps, Slate, Meagher & Flom LLP has acted as our counsel in connection with this offering. Skadden, Arps, Slate, Meagher & Flom LLP is of the opinion that at the closing of this offering we will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions and representations relating to our organization, operation, assets, activities and income, including that all factual representations set forth in the relevant documents, records and instruments are true and correct, all actions described in this offering are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering, and such opinion is conditioned upon representations and covenants made by our management regarding our organization, assets, activities, income, and present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete.

Taxation of Och-Ziff Capital Management Group LLC. An entity that is treated as a partnership for U.S. federal income tax purposes incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

Under Section 7704 of the Code, unless certain exceptions apply, if an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes is a “publicly traded partnership” (as defined in the Code) it will be treated and taxed as a corporation for U.S. federal income tax purposes. An entity that would otherwise be classified as a partnership is a publicly traded partnership if: (i) interests in the entity are traded on an established securities market; or (ii) interests in the entity are readily tradable on a secondary market or the substantial equivalent thereof.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation for U.S. federal income tax purposes, if 90% or more of its gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704 of the Code and it is not required to register as an investment company under the 1940 Act. We refer to this exception as the “qualifying income exception.” Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We estimate that our investments will earn interest and dividends (including dividends from Och-Ziff Corp, capital gains, and other types of qualifying income, such as income from notional principal contracts, securities loans, options, forward contracts and futures contracts). No assurance can be given as to the types of income that will be earned in any given year.

While we believe that under existing law we will be treated as a publicly traded partnership, we intend to manage our investments so that we will satisfy the qualifying income exception to the extent reasonably possible. There can be no assurance, however, that we will do so or that the IRS would not challenge our compliance with the qualifying income requirements and, therefore, assert that we should be taxable as a corporation for U.S. federal income tax purposes (including with respect to prior taxable years). In such event, the amount of cash available for distribution to holders would be reduced materially.

If at the end of any year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if: (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery; (ii) the failure is determined by the IRS to be inadvertent; and (iii) we and each of the holders of our Class A Shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. Under our Operating Agreement, each holder of our Class A Shares is obligated to make such adjustments or to pay such amounts as are required by the IRS to maintain our status as a partnership. It is not possible to state whether we would be entitled to this relief in any or all circumstances. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of the Class A Shares (during the failure period) will be required to pay such amounts as are determined by the IRS.

If we fail to satisfy the qualifying income exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure as discussed above) or if we elect to be treated as a corporation based upon a determination by our Board of Directors, we will be treated as if we had transferred all of our assets, subject to our liabilities, to a newly formed corporation, on the first day of the year in which we failed to satisfy the qualifying income exception, in return for stock of the corporation, and then distributed the stock to the holders of Class A Shares in liquidation of their interests in us. This contribution and liquidation should be tax-free to holders of Class A Shares (except for a non-U.S. holder if we own an interest in U.S. real property or an interest in a USRPHC as discussed below in “—Taxation of Non-U.S. Persons”) so long as we do not have liabilities in excess of the tax basis of our assets. If, for any reason (including our failure to meet the qualifying income exception or a determination by our Board of Directors to elect to be treated as a corporation), we were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders, thereby materially reducing the amount of any cash available for distribution to holders. The net effect of such treatment would be, among other things, to subject the income from Och-Ziff Holding to corporate level taxation. In such case, distributions made to holders of our Class A Shares would be treated as taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of our current or accumulated earnings and profits, then as non-taxable return of capital to the extent of the Shareholder’s tax basis in the Class A Shares and thereafter as capital gain.

While we are organized as a limited liability company and intend to operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or us that we will so qualify for any particular year. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our Class A shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law. As described above, our taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception.” Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

Taxation of Och-Ziff Corp. Och-Ziff Corp, our wholly-owned subsidiary, is taxable as a corporation for U.S. federal income tax purposes and therefore we, as the holder of Och-Ziff Corp’s common stock, will not be taxed directly on the earnings of the Och-Ziff Operating Group entities of which Och-Ziff Corp is the general partner. Distributions of cash or other property that Och-Ziff Corp pays to us will constitute dividends for U.S. federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution by Och-Ziff Corp exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in Och-Ziff Corp’s common stock, and thereafter will be treated as a capital gain.

As general partner of certain Och-Ziff Operating Group entities (other than OZ Advisors II), Och-Ziff Corp will incur U.S. federal income taxes on its proportionate share of any net taxable income of such entities. In accordance with the Operating Group Limited Partnership Agreements, we will cause the applicable Och-Ziff

Operating Group entities to distribute cash on a pro rata basis to direct holders of Och-Ziff Operating Group Units (that is, Och-Ziff Corp and our partners) in an amount at least equal to the presumed maximum tax liabilities arising from their ownership of such units, if any.

Taxation of Och-Ziff Holding. Och-Ziff Holding is our wholly-owned limited liability company. Single member limited liability companies that have not elected to be treated as corporations for U.S. federal income tax purposes are disregarded as separate entities for U.S. federal income tax purposes. Och-Ziff Holding will be treated as an entity disregarded as a separate entity from us. Accordingly, all the assets, liabilities, and items of income, deduction, and credit of Och-Ziff Holding will be treated as our assets, liabilities, and items of income, deduction, and credit.

Taxation of Och-Ziff Operating Group Entities. Each Och-Ziff Operating Group entity will be treated as a partnership for U.S. federal income tax purposes and accordingly will not incur any U.S. federal income tax liability on its income. Rather, each partner of an Och-Ziff Operating Group entity will be required to take into account the partner’s allocable share of items of income, gain, loss and deduction of the entity in computing the partner’s U.S. federal income tax liability, regardless of whether distributions are made. Och Ziff Capital Management Group LLC will take into account its allocable share of such items of OZ Advisors II (derived through Och-Ziff Holding) in computing its items of income, gain, loss and deduction allocable to the holders of Class A Shares.

Nature of Och-Ziff Holding’s Business Activities. Och-Ziff Holding will invest directly or indirectly in a variety of assets and otherwise engage in activities and derive income that is consistent with the qualifying income exception discussed above.

Personal Holding Company Status. Och-Ziff Corp could be subject to additional U.S. federal income tax on a portion of its income if it is determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if: (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value; and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). The PHC rules do not apply to non-U.S. corporations.

Five or fewer individuals or tax-exempt organizations will be treated as owning more than 50% of the value of our Class A Shares. Consequently, Och-Ziff Corp could be or become a PHC, depending on whether it fails the PHC gross income test. If as a factual matter, Och-Ziff Corp’s income fails the PHC gross income test, it will be a PHC. Certain aspects of the gross income test cannot be predicted with certainty. Thus, no assurance can be given that Och-Ziff Corp will not become a PHC following this offering or in the future.

If Och-Ziff Corp is or were to become a PHC in a given taxable year, it would be subject to an additional 15% PHC tax on its undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2012, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals (currently 35%). If Och-Ziff Corp were to become a PHC and had significant amounts of undistributed PHC income, the amount of PHC tax could be material; in that event, distribution of such income would generally cause the PHC tax not to apply.

Certain State, Local and Non-U.S. Tax Matters. We and our subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our holders may not conform to the U.S. federal income tax treatment discussed herein. We will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liabilities in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to holders of our Class A Shares as a credit against their federal income tax liability (see “—Foreign Tax Credit Limitation” below).

Taxation of Holders of Class A Shares

Taxation of Holders of Class A Shares on Our Profits and Losses. As a partnership for U.S. federal income tax purposes, we are not a taxable entity and incur no U.S federal income tax liability. Instead, each holder in computing such holder’s U.S. federal income tax liability for a taxable year will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit (including those items of Och-Ziff Holding as an entity disregarded as a separate entity from us for U.S. federal income tax purposes) for each of our taxable years ending with or within the taxable year of such holder, regardless whether the holder has received any distributions. The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at our (rather than at the holder’s) level.

Distributions we receive from Och-Ziff Corp that are taxable as dividend income to the extent of Och-Ziff Corp’s current and accumulated earnings and profits that are allocable to individual holders of Class A Shares who are U.S. persons will be eligible for a reduced rate of tax of 15% on such qualified dividend income through 2012, provided that certain holding period requirements are satisfied.

Allocation of Profits and Losses. For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us (including those items of Och-Ziff Holding as an entity disregarded as a separate entity from us for U.S. federal income tax purposes) will be allocated among the holders of Class A Shares in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. A holder’s allocable share of such items will be determined by the Operating Agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with the holder’s interest in us. If the allocations provided by our agreement were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our agreement.

We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if we used cash to make an investment or to reduce debt instead of distributing profits. Some of the investment practices authorized by our Operating Agreement could be subject to special provisions under the Code that, among other things, may affect the timing and character of the gains or losses recognized by us. These provisions may also require us to accrue original issue discount or be treated as having sold securities for their fair market value, both of which may cause us to recognize income without receiving cash with which to make distributions. To the extent that there is a discrepancy between our recognition of income and our receipt of the related cash payment with respect to such income, income likely will be recognized prior to our receipt and distribution of cash. Accordingly, it is possible that the U.S. federal income tax liability of a holder with respect to its allocable share of our earnings in a particular taxable year could exceed the cash distributions to the holder for the year, thus giving rise to an out-of-pocket payment by the holder.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of Class A Shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to holders in a manner that reflects such holders’ beneficial shares of our items. These assumptions and conventions may not be in compliance with all aspects of applicable tax requirements, however. In addition, as a result of such allocation method, you may be allocated income even if you do not receive any distributions.

If our conventions are not allowed by the Treasury Regulations (or only apply to transfers of less than all of a holder’s shares) or if the IRS otherwise does not accept our conventions, the IRS may contend that our income or losses must be reallocated among the holders of Class A Shares. If such a contention were sustained, certain holders’ respective tax liabilities would be adjusted to the possible detriment of certain other holders. The Board of Directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period).

Adjusted Tax Basis of Class A Shares. A holder’s adjusted tax basis in its Class A Shares will equal the amount paid for the shares and will be increased by the holder’s allocable share of: (i) items of our income and gain; and (ii) our liabilities, if any. A holder’s adjusted tax basis will be decreased, but not below zero, by: (i) distributions from us; (ii) the holder’s allocable share of items of our deductions and losses; and (iii) the holder’s allocable share of the reduction in our liabilities, if any.

A holder is allowed to deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such holder’s adjusted tax basis in the Class A Shares it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A Share below zero, the recognition of such losses by such holder would be deferred to subsequent taxable years and will be allowed if and when such holder had sufficient tax basis so that such losses would not reduce such holder’s adjusted tax basis below zero.

Holders who purchase Class A Shares in separate transactions must combine the basis of those Class A Shares and maintain a single adjusted tax basis for all of those Class A Shares. Upon a sale or other disposition of less than all of the Class A Shares, a portion of that tax basis must be allocated to the Class A Shares sold.

Treatment of Distributions. Distributions of cash by us generally will not be taxable to a holder to the extent of such holder’s adjusted tax basis (described above) in its Class A Shares. Any cash distributions in excess of a holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Class A Shares (as described below). Such amount would be treated as gain from the sale or exchange of its interest in us. Except as discussed below, gain would generally be treated as capital gain and would be long-term capital gain if the holder’s holding period for its interest exceeds one year. A reduction in a holder’s allocable share of our liabilities, and certain distributions of marketable securities by us, are treated similar to cash distributions for U.S. federal income tax purposes.

Disposition of Class A Shares. A sale or other taxable disposition of all or a portion of a holder’s interest in its Class A Shares will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including actual and deemed cash distributions from us, as described above) and the holder’s adjusted tax basis in its Class A Shares. A holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for its interest exceeds one year. A portion of such gain may be treated as ordinary income under the Code to the extent attributable to the holder’s allocable share of unrealized gain or loss in our assets to the extent described in Section 751 of the Code.

Holders who purchase Class A Shares at different times and intend to sell all or a portion of the shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling holder may use the actual holding period of the portion of his transferred shares, provided his shares are divided into identifiable shares with ascertainable holding periods, the selling holder can identify the portion of the shares transferred, and the selling holder elects to use the identification method for all sales or exchanges of our shares.

Holders should review carefully the discussions below under the subheadings titled “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations.” Non-U.S. Persons should review carefully the discussion below under the subheading titled “—Taxation of Non-U.S. Persons” regarding the tax treatment of interests in REITs or U.S. Real Property Holding Corporations (as defined below).

Limitation on Deductibility of Capital Losses. Any capital losses generated by us will be deductible for U.S. federal income tax purposes by holders who are individuals only to the extent of such holders’ capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely for U.S. federal income tax purposes. Any capital losses generated by us will be deductible for U.S. federal income tax purposes by corporate holders to the extent of such holders’ capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years for U.S. federal income tax purposes. Prospective holders should consult their tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Our Losses. A holder will be restricted from taking into account for U.S. federal income tax purposes its allocable share of any loss incurred by us in excess of the adjusted tax basis of such holder’s Class A Shares. In addition, the Code restricts individuals, certain non-corporate taxpayers and certain closely held corporations from taking into account for U.S. federal income tax purposes any of our net losses in excess of the amounts for which such holder is “at risk” with respect to its interest as of the end of our taxable year in which such loss occurred. The amount for which a holder is “at risk” with respect to its interest is equal to its adjusted tax basis for such interest, less any amounts borrowed: (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder’s allocable share of our losses is not allowed because the holder has an insufficient amount at risk in us, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder’s at risk amount in subsequent years.

We will not generate income or losses from “passive activities” for purposes of Section 469 of the Code that would be eligible to be offset by the passive losses or passive income of such holder from other passive activities. In addition, other provisions of the Code may limit or disallow any deduction for losses by a holder of Class A Shares or deductions associated with certain assets of the Company in certain cases, including potentially Section 470 of the Code. Holders should consult with their tax advisors regarding their limitations on the deductibility of losses under applicable sections of the Code.

Limitation on Interest Deductions. The deductibility of an individual’s and other non-corporate holder’s “investment interest expense” for U.S. federal income tax purposes is limited to the amount of that holder’s “net investment income.” Investment interest expense would generally include the holder’s allocable share of interest expense incurred by us, if any, and investment interest expense incurred by the holder on any loan incurred to purchase or carry Class A Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income of a holder that is a U.S. person that is taxable at long-term capital gains rates is excluded from net investment income, unless the holder elects to pay tax on such gain or dividend income at ordinary income rates.

Limitation on Deduction of Certain Other Expenses. For individuals, estates and trusts, certain miscellaneous itemized deductions are deductible for U.S. federal income tax purposes only to the extent that they exceed 2% of the adjusted gross income of the taxpayer. We may have a significant amount of expenses that will be treated as miscellaneous itemized deductions. Moreover, an individual whose adjusted gross income exceeds specified threshold amounts is required to further reduce the amount of allowable itemized deductions. In addition, miscellaneous itemized deductions are not deductible for purposes of computing a taxpayer’s alternative minimum tax liability. See “—Alternative Minimum Tax” for a discussion of potential alternative minimum tax liability.

In general, neither we nor any holder may deduct organizational or syndication expenses for U.S. federal income tax purposes. While a partnership is permitted to amortize organizational expenses over a 15-year period, we have elected to capitalize such expenses. Syndication fees (i.e., expenditures made in connection with the marketing and issuance of the Class A Shares) must be capitalized and cannot be amortized or otherwise deducted.

Prospective holders are urged to consult their tax advisors regarding the deductibility of itemized expenses incurred by us.

Foreign Tax Credit Limitation. You will generally be entitled to a foreign tax credit for U.S. federal income tax purposes with respect to your allocable share of creditable foreign taxes paid on our income and gains. Complex rules may, depending on your particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our investments may be treated as U.S. source gains. Consequently, you may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Foreign Currency Gain or Loss. Our functional currency will be the U.S. dollar, and our income or loss will be calculated in U.S. dollars. It is likely that we will recognize “foreign currency” gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss for U.S. federal income tax purposes. You should consult your tax adviser with respect to the tax treatment of foreign currency gain or loss.

Mutual Fund Holders. U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Code to maintain their favorable U.S. federal income tax status. The treatment of an investment by a RIC in Class A Shares for purposes of these tests will depend on whether our partnership will be treated as a “qualified publicly traded partnership.” If our partnership is so treated, then the Class A Shares themselves are the relevant assets for purposes of the 50% asset value test and the net income from the Class A Shares is the relevant gross income for purposes of the 90% gross income test. If, however, our partnership is not so treated, then the relevant assets are the RIC’s allocable share of the underlying assets held by our partnership and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by our partnership. Whether our partnership will qualify as a “qualified publicly traded partnership” depends on the exact nature of its future investments, but we believe our partnership is not a “qualified publicly traded partnership.” We expect, however, that at least 90% of our annual gross income from the underlying assets held by our partnership will consist of dividends, interest and gains from the sale of securities or other income that qualifies for the RIC gross income test described above. As discussed above under “—Taxation of Holders of Class A Shares,” a RIC investing in Class A Shares may recognize income for U.S. federal income tax purposes without receiving a corresponding cash distribution. RICs should consult their own tax advisors about the U.S. tax consequences of an investment in Class A Shares.

Tax-Exempt Holders. A holder of our Class A Shares that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of “unrelated business taxable income” (“UBTI”). A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business.

Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership is, directly or through a flow-through entity, engaged in a trade or business or derives income from “debt-financed property,” or from such trade or business, as applicable, or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property). Due to ownership interests we will hold in entities that are treated as partnerships, or are otherwise subject to tax on a flow-through basis, which will incur indebtedness, we will derive income from “debt-financed” property and, thus, an investment in Class A Shares will give rise to UBTI to certain tax-exempt holders of Class A Shares. In addition, Och-Ziff Holding may borrow funds from Och-Ziff Corp or third parties from time to time to make investments. These investments will give rise to UBTI from “debt-financed” property.

Prospective tax-exempt holders are urged to consult their tax advisors regarding the tax consequences of an investment in Class A Shares.

Passive Foreign Investment Companies. A non-U.S. entity will be treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes if: (i) such entity is treated as a corporation for U.S. federal income tax purposes; and (ii) either 75% or more of the gross income of such entity for the taxable year is “passive income” (as defined in Section 1297 of the Code and the Treasury Regulations promulgated thereunder) or the average percentage of assets held by such entity during the taxable year which produce passive income or which are held for the production of passive income is at least 50%. A U.S. holder will be subject to the PFIC rules for an investment in a PFIC without regard to its percentage ownership. When making investment or other decisions, we will consider whether an investment will be a PFIC and the tax consequences related thereto. It is possible, however, that we, through Och-Ziff Holding, will acquire or otherwise own interests in PFICs.

Except as described below, we will make, where possible, an election (a “QEF Election”) with respect to each entity treated as a PFIC to treat such non-U.S. entity as a qualified electing fund (“QEF”) in the first year we hold shares in such entity. A QEF Election is effective for our taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS.

As a result of a QEF Election, we will be required to include in our gross income each year our pro rata share of such non-U.S. entity’s ordinary earnings and net capital gains (such inclusions in gross income, “QEF Inclusions”), for each year in which the non-U.S. entity owned directly or indirectly by us is a PFIC, whether or not we receive cash in respect of its income. Thus, holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. A holder may, however, elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. Net losses (if any) of a non-U.S. entity owned through Och-Ziff Holding that is treated as a PFIC will not, however, pass through to us or to holders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, holders may, over time, be taxed on amounts that, as an economic matter, exceed our net profits. Our tax basis in the shares of such non-U.S. entities, and a holder’s basis in our Class A Shares, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for the favorable tax rate applicable to “qualified dividend income” for individual U.S. persons. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed.

Alternatively, in the case of a PFIC that is a publicly-traded foreign corporation, an election may be made to “mark to market” the stock of such foreign corporation on an annual basis. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years.

In certain cases, we may be unable to make a QEF Election or mark to market election with respect to a PFIC. This could occur if we are unable to obtain the information necessary to make a QEF Election because, for example, such entity is not an affiliate of ours or because such entity itself invests in underlying investment vehicles over which we have no control. If we do not make a QEF Election or mark to market election with respect to a PFIC, Section 1291 of the Code will treat all gain on a disposition by us of shares of such entity, gain (to the extent attributable to shares of such entity) on the disposition of the Class A Shares by a holder who is a U.S. person at a time when we own shares of such entity, as well as certain other defined “excess distributions,” as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the holder held its Class A Shares or the period during which we held our shares in such entity. For gain and excess distributions allocated to prior years: (i) the tax rate will be the highest in effect for that taxable year; and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. Such holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable 15% tax rate applicable to “qualified dividend income” for individual U.S. persons.

Controlled Foreign Corporations. A non-U.S. entity will be treated as a controlled foreign corporation (“CFC”) if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of: (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote; or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns, or is deemed to own, 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.

When making investment or other decisions, we will consider whether an investment will be a CFC and the consequences related thereto. If we are a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each holder of our Class A Shares generally may be required to include in income its allocable share of the CFC’s “Subpart F” income reported by us. Subpart F income includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity’s current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a holder may be required to report as ordinary income its allocable share of the CFC’s Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of the CFC.

The tax basis of our shares of such non-U.S. entity, and a holder’s tax basis in its Class A Shares, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the favorable 15% tax rate applicable to “qualified dividend income” for individual holders who are U.S. persons. See “—Taxation of Holders of Class A Shares on Our Profits and Losses.” Amounts included as such income with respect to direct and indirect investments will not be taxable again when actually distributed.

Regardless of whether any CFC has Subpart F income, any gain allocated to a holder of our Class A Shares from our disposition of stock in a CFC will be treated as ordinary income to the extent of the holder’s allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC will not pass through to our holders.

If a non-U.S. entity held by us is classified as both a CFC and a PFIC during the time we are a U.S. Shareholder of such non-U.S. entity, a holder will be required to include amounts in income with respect to such non-U.S. entity pursuant to this subheading, and the consequences described under the subheading “—Passive Foreign Investment Companies” above will not apply. If our ownership percentage in a non-U.S. entity changes such that we are not a U.S. Shareholder with respect to such non-U.S. entity, then holders of our Class A Shares may be subject to the PFIC rules. The interaction of these rules is complex, and prospective holders are urged to consult their tax advisors in this regard.

Alternative Minimum Tax. Individual and corporate taxpayers have potential liability for alternative minimum tax. Since such liability is dependent upon each holder’s particular circumstances, holders of Class A Shares should consult their tax advisors concerning the alternative minimum tax consequences of being a holder of Class A Shares.

U.S. Federal Estate Taxes for U.S. Persons. If Class A Shares are included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes, then U.S. federal estate tax may be payable in connection with the death of such person. Prospective individual holders should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with regard to our Class A Shares.

Taxation of Non-U.S. Persons

Non-U.S. Persons. Special rules apply to a holder of our Class A Shares that is a non-U.S. person. Non-U.S. persons are subject to U.S. withholding tax at a 30% rate on the gross amount of interest, dividends (including certain dividend-equivalent payments) and other fixed or determinable annual or periodical income received from sources within the United States if such income is not treated as effectively connected with a trade or business within the United States. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. Whether a non-U.S. person is eligible for such treaty benefits will depend upon the provisions of the applicable treaty as well as the treatment of us under the laws of the non-U.S. person’s jurisdiction. The 30% withholding tax rate does not apply to certain portfolio interest on obligations of U.S. persons allocable to certain non-U.S. persons. Moreover, non-U.S persons generally are not subject to U.S. federal income tax on capital gains (but see the discussion regarding FIRPTA below) if: (i) such gains are not effectively connected with the conduct of a U.S. trade or business of such non-U.S. person; (ii) a tax treaty is applicable and such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. person; or (iii) such non-U.S. person is an individual and is not present in the United States for 183 or more days during the taxable year (assuming certain other conditions are met).

Non-U.S. persons treated as engaged in a U.S. trade or business are subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While it is expected that our method of operation through Och-Ziff Holding will not result in a determination that we are engaged in a U.S. trade or business, there can be no assurance that the IRS will not assert successfully that we are engaged in a U.S. trade or business, with the result that some portion of our income is properly treated as effectively connected income with respect to non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because of an investment in our Class A Shares in such year, such holder generally would be: (i) subject to withholding by us on its distributive share of our income effectively connected with such U.S. trade or business; (ii) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business, including certain U.S. source income not effectively connected with such trade or business; and (iii) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income (state and local income taxes and filings may also apply in that event). Any amount so withheld would be creditable against such non-U.S. person’s U.S. federal income tax liability, and such non-U.S. person could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a non-U.S. person on the sale or exchange of its Class A Shares could be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. person could be subject to U.S. federal income tax on the sale or exchange.

Generally, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Code, non-U.S. persons are subject to U.S. tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States Real Property Holding Corporation” or “USRPHC”). Consequently, a non-U.S. person who invests directly in U.S. real estate, or indirectly by owning the stock of a USRPHC, will be subject to tax under FIRPTA on the disposition of such investment. The FIRPTA tax will also apply if the non-U.S. person is a holder of an interest in a partnership that realizes gain on the disposition of an interest in U.S. real property or an interest in a USRPHC. We may, from time to time, make certain investments through Och-Ziff Holding that could constitute investments in U.S. real property or USRPHCs. If we make such investments, each non-U.S. person will be subject to U.S. tax under FIRPTA on such holder’s allocable share of any gain realized on the disposition of a FIRPTA interest (including dividends from REIT investments that are attributable to gains from the sale of U.S. real property) and will be subject to the filing requirements discussed above.

Although each non-U.S. holder is required to provide an IRS Form W-8, we may not be able to provide complete information related to the tax status of our investors to our subsidiaries for purposes of obtaining reduced rates of withholding on behalf of our investors. Accordingly, to the extent we receive dividends from a U.S. corporation through our non-corporate subsidiaries and their investment vehicles, your allocable share of distributions of such dividends will be subject to U.S. withholding tax at a rate of 30% unless relevant tax status information is provided. If such information is not provided and you would not be subject to U.S. tax based on your tax status or are eligible for a reduced rate of U.S. withholding, you may need to take additional steps to receive a credit or refund of any excess withholding tax paid on your account, which may include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations, if you reside in a treaty jurisdiction which does not treat us as a pass-through entity, you may not be eligible to receive a credit or refund of any excess U.S. withholding taxes paid on your account. You should consult your tax advisors regarding the treatment of U.S. withholding taxes.

In general, different rules from those described above apply in the case of non-U.S. persons subject to special treatment under U.S. federal income tax law, including a non-U.S. person: (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

Prospective holders who are non-U.S. persons are urged to consult their tax advisors with regard to the U.S. federal income tax consequences to them of acquiring, holding and disposing of Class A Shares, as well as the effects of state, local and non-U.S. tax laws, as well as eligibility for any reduced withholding benefits.

U.S. Federal Estate Taxes for Non-U.S. Persons. Holders who are individual non-U.S. persons will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. It is unclear whether partnership interests (such as the Class A Shares) will be considered U.S.-situs property. Accordingly, holders who are non-U.S. holders may be subject to U.S. federal estate tax on all or a portion of the value of the Class A Shares owned at the time of their death. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our Class A Shares.

Administrative Matters

Tax Matters Partner. One of our partners will act as our “tax matters partner.” Our Board of Directors will have the authority, subject to certain restrictions, to appoint another principal or Class A Shareholder to act on our behalf in connection with an administrative or judicial review of our items of income, gain, loss, deduction or credit.

Tax Elections. Under Section 754 of the Code, we may elect to have the basis of our assets adjusted in the event of a distribution of property to a holder or in the event of a transfer of a Class A Share by sale or exchange, or as a result of the death of a holder. Pursuant to the terms of the Operating Agreement, the Board of Directors (and the general partner, in the case of each Och-Ziff Operating Group entity), in its sole discretion, is authorized to direct us to make such an election. Such an election, if made, can be revoked only with the consent of the IRS.

We have not made and currently do not intend to make the election permitted by Section 754 of the Code with respect to us. OZ Management and OZ Advisors I have made such an election. The election, if made, would generally require us to adjust the tax basis in our assets, or “inside basis,” attributable to a transferee of Class A Shares under Section 743(b) of the Internal Revenue Code to reflect the purchase price of the shares paid by the transferee. This election does not apply to a person who purchases Class A Shares directly from us, however. For purposes of this discussion, a transferee’s inside basis in our assets will be considered to have two components: (i) the transferee’s share of our tax basis in our assets, or “common basis;” and (ii) the Section 743(b) adjustment to that basis.

Without a Section 754 election, there will be no adjustment for the transferee of Class A Shares even if the purchase price of those shares is higher than the shares’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made. Even without a Section 754 election, if Class A Shares were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in the portion of such assets attributable to such shares.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, if we make the election, we will apply certain conventions in determining and allocating basis adjustments. For example, if we make the election, we may apply a convention in which we deem the price paid by a holder of Class A Shares to be the lowest quoted trading price of the Class A Shares during the month in which the purchase occurred irrespective of the actual price paid. Nevertheless, the use of such conventions may result in basis adjustments that do not exactly reflect a holder’s purchase price for its Class A Shares, including less favorable basis adjustments to a holder who paid more than the lowest quoted trading price of the Class A Shares for the month in which the purchase occurred. It is also possible that the IRS will successfully assert that any conventions we utilize do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus could require different basis adjustments to be made. If the IRS were to sustain such a position, a holder of Class A Shares may have adverse tax consequences. Moreover, the full benefits of a Section 754 election, if made, may not be realized with respect to an Och-Ziff entity in which we may invest that does not have in effect a Section 754 election. You should consult your tax advisor as to the effects of the Section 754 election.

Constructive Termination. Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period.

Our termination would result in the closing of our taxable year for all holders of Class A Shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code (if any). A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Information Returns. We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) which describes your allocable share of our income, gain, loss and deduction for our preceding taxable year. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, our Shareholders will need to apply for extensions of time to file their tax returns. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are not a U.S. person there can be no assurance that this information will meet your jurisdiction’s compliance requirements.

It is possible that we may engage in transactions that subject our partnership and, potentially, the holders of our Class A Shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Audits. Adjustments resulting from an IRS audit that relates to us or our subsidiaries or Och-Ziff funds may require you to adjust a prior year’s tax liability and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to our tax returns as well as those related to our tax returns. Under our Operating Agreement, in the event of an inadvertent partnership termination in which the IRS has granted us limited relief, each holder of our Class A Shares is obligated to make such adjustments as are required by the IRS to maintain our status as a partnership.

Nominee Reporting. Persons who hold our Class A Shares as nominees for another person are required to furnish to us: (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A Shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A Shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A Shares with the information furnished to us.

Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Elective Procedures for Large Partnerships. The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on the Schedule K-1 that are issued to the holders of the Class A Shares, and such Schedules K-1 would have to be provided on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow-through to the holders of the Class A Shares for the year in which the adjustments take effect, rather than the holders of the Class A Shares in the year to which the adjustment relates. In addition, we, rather than the holders of the Class A Shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. To date, no such election has been made.

Treatment of Amounts Withheld. If we are required to withhold any U.S. tax on distributions made to any holder of Class A Shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of Class A Shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Backup Withholding; Certain Other Withholding Matters. For each calendar year, we will report to you and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. Under the backup withholding rules, you may be subject to backup withholding tax (at the applicable rate, currently 28%) with respect to distributions paid unless: (i) you are a corporation or fall within another exempt category and demonstrate this fact when required; or (ii) you provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. If you are an exempt holder, you should indicate your exempt status on a properly completed IRS Form W-8BEN or Form W-9, as applicable. Backup withholding is not an additional tax; the amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund.

If you do not timely provide us with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Code section 1441 (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Shareholders at any particular time (in light of possible sales of Class A Shares), we may over-withhold or under-withhold with respect to a particular Class A Shareholder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder’s U.S. tax liability, the holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. holder).

Additional Withholding Requirements. Under recently enacted legislation, the relevant withholding agent may be required to withhold 30% of any interest, dividends, and other fixed or determinable annual or periodical gains, profits, and income from sources within the United States or gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States paid after December 31, 2013 (or December 31, 2014 in the case of payments of gross proceeds), to: (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements; or (ii) a non-financial foreign entity that is a beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Holders are encouraged to consult their own tax advisors regarding the possible implications of this legislation on their investment in our Class A Shares.

Tax Shelter Regulations. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a holder of our Class A Shares who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to: (i) significant accuracy-related penalties with a broad scope; (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and (iii) in the case of a listed transaction, an extended statute of limitations.

Holders of our Class A Shares should consult their tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the holding or disposition of Class A Shares.

Taxes in Other State, Local, and Non-U.S. Jurisdictions

While it is expected that our method of operation will not result in a determination that the holders of our Class A Shares, solely on account of their ownership of Class A Shares, are engaged in trade or business so as to be taxed on any part of their allocable shares of our income or subjected to tax return filing requirements in any jurisdiction in which we conduct activities or own property, there can be no assurance that the Class A Shareholders, on account of owning Class A Shares, will not be subject to certain taxes, including foreign, state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes, imposed by the various jurisdictions in which we conduct activities or own property now or in the future, even if the Class A Shareholders do not reside, or are not otherwise subject to such taxes, in any of those jurisdictions. Consequently, Class A Shareholders also may be required to file foreign, state and local income tax returns in some or all of these jurisdictions. Furthermore, Class A Shareholders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each Class A Shareholder to file all United States federal, foreign, state and local tax returns that may be required of such Class A Shareholder.

New Legislation or Administrative or Judicial Action

The U.S. federal income tax treatment of holders of the Class A Shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the IRS, and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in the Class A Shares may be modified by administrative, legislative or judicial interpretation at any time, possibly on a retroactive basis, and any such action may affect investments and commitments previously made. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for us to be treated as a partnership for U.S. federal income tax purposes that is not taxable as a corporation, affect or cause us to change our investments and commitments, change the character or treatment of portions of our income (including, for instance, treating carried interest income as entirely ordinary income, affect the tax considerations of an investment in us and adversely affect an investment in our Class A Shares.

In May 2010, the U.S. House of Representatives passed H.R. 4213, the American Jobs and Closing Tax Loopholes Act of 2010. Similar versions of the legislation were considered by the U.S. Senate. That proposed legislation contains a provision that, if enacted, would have the effect of treating some or all of the income recognized from “carried interests” as ordinary income. The proposed legislation, if enacted in the form passed by the U.S. House of Representatives or the versions considered by the U.S. Senate, would explicitly treat such income as nonqualifying income under the publicly traded partnership rules, thereby precluding us from qualifying for treatment as a partnership for U.S. federal income tax purposes, after a 10-year transition period. In addition, the proposed legislation could, upon its enactment, prevent us from completing certain types of internal reorganization transactions on a tax-free basis and acquiring other asset management companies on a tax-free basis. Further, holders of Class A Shares could be subject to tax on our conversion into a corporation after the transition period. The proposed legislation may also increase the ordinary income portion of any gain realized from the sale or other disposition of a Class A Share.

States, including New York, have also considered legislation to increase taxes with respect to carried interests. Moreover, as a result of widespread budget deficits, several states are evaluating proposals to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. If any version of these legislative proposals were to be enacted into law in the form in which it was introduced, or if other similar legislation were enacted or any other change in the tax laws, rules, regulations or interpretations were to preclude us from qualifying for treatment as a partnership for U.S. federal income tax purposes under the publicly-traded partnership rules or otherwise impose additional taxes, Class A Shareholders would be negatively impacted because we would incur a material increase in our tax liability as a public company from the date any such changes became applicable to us, which could result in a reduction in the value of our Class A Shares.

On January 5, 2011, the International Tax Competitiveness Act of 2011 was passed in the U.S. House of Representatives, similar to prior legislative proposals from 2007, 2009 and 2010. Among other effects, this proposal would, if enacted in its current form, subject our offshore funds to significant U.S. federal income taxes and potentially state and local taxes, which would materially adversely affect our ability to raise capital from foreign investors and certain tax-exempt investors.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE COMPANY AND HOLDERS OF CLASS A SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE HOLDER AND, IN REVIEWING THIS PROSPECTUS, THESE MATTERS SHOULD BE CONSIDERED. PROSPECTIVE HOLDERS OF CLASS A SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN CLASS A SHARES.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•

loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time. The offering of securities by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them severally against certain civil liabilities, including liabilities under the Securities Act.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the Class A Shares which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities or if one develops it will be maintained. We have no current plans for listing of the preferred shares or warrants on any securities exchange or quotation system; any such listing with respect to any preferred shares or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of Class A Shares, the underwriters may purchase and sell Class A Shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Class A Shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. Transactions to close out the covered syndicate short involve either purchases of the Class A Shares in the open market after the distribution has been completed or the exercise of the option to purchase additional shares.

The underwriters may also make “naked” short sales of shares in excess of the underwriters’ option to purchase additional shares. The underwriters must close out any naked short position by purchasing Class A Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Och-Ziff Capital Management Group LLC and subsidiaries appearing in Och-Ziff’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

	Amount to be paid
SEC Registration Fee			*
Accounting Fees and Expenses		$30,000
Legal Fees and Expenses		$200,000
Printing Expenses		$40,000
Miscellaneous Expenses		$25,000

Total	$		†

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
†	Total estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Our Operating Agreement provides that we will indemnify, to the fullest extent permitted by the Delaware Limited Liability Company Act, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was our or our subsidiary’s director or officer (other than in instances of fraud, gross negligence and willful misconduct). Accordingly, unless our officers and directors commit acts of fraud, gross negligence or willful misconduct, our Shareholders may not have remedies available against such individuals under applicable law. Indemnification is authorized on a case-by-case basis by: (i) our Board of Directors by a majority vote of disinterested directors; (ii) a committee of the disinterested directors; (iii) independent legal counsel in a written opinion if (i) and (ii) are not available, or if disinterested directors so direct; or (iv) the Shareholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Operating Agreement against: (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements; (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness; and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Operating Agreement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors’ and officers’ liability insurance for our officers and directors.

Item 16. Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits beginning on page II-6 and are incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of November, 2011.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Daniel S. Och
	Name:	Daniel S. Och
	Title:	Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Joel M. Frank and Jeffrey C. Blockinger, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Daniel S. Och Daniel S. Och	Chief Executive Officer, Executive Managing Director, Chairman of the Board of Directors (Principal Executive Officer)	November 15, 2011

/s/ Joel M. Frank Joel M. Frank	Chief Financial Officer, Senior Chief Operating Officer, Executive Managing Director, Director (Principal Financial and Principal Accounting Officer)	November 15, 2011

/s/ David Windreich David Windreich	Executive Managing Director and Director	November 15, 2011

/s/ Allan S. Bufferd Allan S. Bufferd	Director	November 15, 2011

/s/ J. Barry Griswell J. Barry Griswell	Director	November 15, 2011

/s/ Jerome P. Kenney Jerome P. Kenney	Director	November 15, 2011

/s/ Georganne C. Proctor Georganne C. Proctor	Director	November 15, 2011

EXHIBIT INDEX

Exhibit Number

1.1	Form of Underwriting Agreement*

3.1	Certificate of Formation of Och-Ziff Capital Management Group LLC, dated as of June 6, 2007, incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to our Registration Statement on Form S-1, filed October 12, 2007 (File No. 333-144256)

3.2	Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated as of November 13, 2007, incorporated herein by reference to Exhibit 3.2 of our Annual Report on Form 10-K for the year ended December 31, 2007, filed March 26, 2008

4.1	Specimen of Class A Specimen Share Certificate (included in Exhibit 3.2)

4.2	Class B Shareholders Agreement by and among Och-Ziff Capital Management Group LLC and the Class B Shareholders, dated as of November 13, 2007, incorporated herein by reference to Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 26, 2008

4.3	Registration Rights Agreement by and among inter alia Och-Ziff Capital Management Group LLC, dated as of November 19, 2007, incorporated herein by reference to Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 26, 2008

4.4	Registration Rights Agreement by and among Och-Ziff Capital Management Group LLC and DIC Sahir Limited, dated as of November 19, 2007, incorporated herein by reference to Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 26, 2008

4.5	Form of Preferred Share Certificate*

4.6	Form of Deposit Agreement*

4.7	Form of Depositary Receipt*

4.8	Form of Warrant Agreement (including form of warrant certificate)*

4.9	Form of Subscription Rights Agreement (including form of subscription rights certificate)*

4.10	Form of Stock Purchase Contract (including form of stock purchase contract certificate)*

4.11	Form of Stock Purchase Unit Agreement (including form of stock purchase unit certificate)*

5.1	Legality Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

8.1	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

*	To be filed, if necessary, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.